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                                   CREDIT AGREEMENT

                              Dated as of March 4, 1998

                                        among

                          WESTERN STAFF SERVICES (USA), INC.
                                         and
                           WESTERN MEDICAL SERVICES, INC.,
                                    as Borrowers,


                            BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION,
                              as Agent and Issuing Bank,

                                         and

                    THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,
                                       as Banks











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

                                  TABLE OF CONTENTS

Section                                                                     Page
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
                                      ARTICLE I
                                     DEFINITIONS . . . . . . . . . . . . . .  1

1.01  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
1.02  Other Interpretive Provisions. . . . . . . . . . . . . . . . . . . . . 19
          (a)   Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . 19
          (b)   The Agreement. . . . . . . . . . . . . . . . . . . . . . . . 19
          (c)   Certain Common Terms . . . . . . . . . . . . . . . . . . . . 19
          (d)   Performance; Time. . . . . . . . . . . . . . . . . . . . . . 19
          (e)   Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . 19
          (f)   Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          (g)   Captions . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          (h)   Independence of Provisions . . . . . . . . . . . . . . . . . 19
          (i)   Interpretation . . . . . . . . . . . . . . . . . . . . . . . 20
1.03  Accounting Principles. . . . . . . . . . . . . . . . . . . . . . . . . 20


                                      ARTICLE II
                                     THE CREDITS . . . . . . . . . . . . . . 20

2.01  Amounts and Terms of Commitments . . . . . . . . . . . . . . . . . . . 20
          (a)   The Term Credit. . . . . . . . . . . . . . . . . . . . . . . 20
          (b)   The Revolving Credit . . . . . . . . . . . . . . . . . . . . 20
2.02  Loan Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
2.03  Procedure for Borrowing. . . . . . . . . . . . . . . . . . . . . . . . 21
2.04  Conversion and Continuation Elections. . . . . . . . . . . . . . . . . 22
2.05  Voluntary Termination or Reduction of Commitments. . . . . . . . . . . 23
2.06  Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . 23
2.07  Mandatory Prepayments of Loans . . . . . . . . . . . . . . . . . . . . 24
          (a)  Excess Outstandings . . . . . . . . . . . . . . . . . . . . . 24
          (b)  Sale of WMS . . . . . . . . . . . . . . . . . . . . . . . . . 24
          (c)  General . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
          (d)  Reduction of Commitment . . . . . . . . . . . . . . . . . . . 24
2.08  Repayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
          (a)  The Term Credit . . . . . . . . . . . . . . . . . . . . . . . 24
          (b)  The Revolving Credit. . . . . . . . . . . . . . . . . . . . . 24
2.09  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
2.10  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
          (a)  Agency Fee. . . . . . . . . . . . . . . . . . . . . . . . . . 25
          (b)  Unused Commitment Fee . . . . . . . . . . . . . . . . . . . . 25
          (c)  Revolving Commitment Fee. . . . . . . . . . . . . . . . . . . 26
2.11  Computation of Fees and Interest . . . . . . . . . . . . . . . . . . . 26
2.12  Payments by the Borrowers. . . . . . . . . . . . . . . . . . . . . . . 26
2.13  Payments by the Banks to the Agent . . . . . . . . . . . . . . . . . . 27
2.14  Sharing of Payments, Etc.. . . . . . . . . . . . . . . . . . . . . . . 27
2.15  Security and Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . 28

                                     ARTICLE III
                                THE LETTERS OF CREDIT. . . . . . . . . . . . 28

3.01  The Letter of Credit Subfacility.. . . . . . . . . . . . . . . . . . . 28
3.02  Issuance, Amendment and Renewal of Letters of Credit . . . . . . . . . 29
3.03  Existing BofA Letters of Credit; Risk Participations, Drawings and
        Reimbursements . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
3.04  Repayment of Participations. . . . . . . . . . . . . . . . . . . . . . 32
3.05  Role of the Issuing Bank . . . . . . . . . . . . . . . . . . . . . . . 32
3.06  Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . . . 33
3.07  Cash Collateral Pledge . . . . . . . . . . . . . . . . . . . . . . . . 34
3.08  Letter of Credit Fees. . . . . . . . . . . . . . . . . . . . . . . . . 34
3.09  Uniform Customs and Practice . . . . . . . . . . . . . . . . . . . . . 34


                                       -i-


Section                                                                     Page
-------                                                                     ----

                                      ARTICLE IV
                        TAXES, YIELD PROTECTION AND ILLEGALITY . . . . . . . 35

4.01  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
4.02  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
4.03  Increased Costs and Reduction of Return. . . . . . . . . . . . . . . . 37
4.04  Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
4.05  Inability to Determine Rates . . . . . . . . . . . . . . . . . . . . . 39
4.06  Certificates of Banks. . . . . . . . . . . . . . . . . . . . . . . . . 39
4.07  Substitution of Banks. . . . . . . . . . . . . . . . . . . . . . . . . 39
4.08  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39


                                      ARTICLE V
                                 CONDITIONS PRECEDENT. . . . . . . . . . . . 39

5.01  Conditions of Initial Credit Extensions. . . . . . . . . . . . . . . . 39
          (a)  Credit Agreement. . . . . . . . . . . . . . . . . . . . . . . 39
          (b)  Resolutions; Incumbency . . . . . . . . . . . . . . . . . . . 39
          (c)  Articles of Incorporation; By-laws and Good Standing. . . . . 40
          (d)  Collateral Documents. . . . . . . . . . . . . . . . . . . . . 40
          (e)  Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
          (f)  Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . 40
          (g)  Payment of Fees . . . . . . . . . . . . . . . . . . . . . . . 41
          (h)  Repayment of Existing Credit Facilities . . . . . . . . . . . 41
          (i)  Certificate . . . . . . . . . . . . . . . . . . . . . . . . . 41
          (j)  Financial Statements. . . . . . . . . . . . . . . . . . . . . 41
          (k)  Insurance Policies. . . . . . . . . . . . . . . . . . . . . . 41
          (l)  Due Diligence . . . . . . . . . . . . . . . . . . . . . . . . 41
          (m)  Other Documents . . . . . . . . . . . . . . . . . . . . . . . 41
5.02  Conditions to All Credit Extensions. . . . . . . . . . . . . . . . . . 41
          (a)  Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
          (b)  Continuation of Representations and Warranties. . . . . . . . 41
          (c)  No Existing Default . . . . . . . . . . . . . . . . . . . . . 42


                                      ARTICLE VI
                            REPRESENTATIONS AND WARRANTIES . . . . . . . . . 42

6.01  Corporate Existence and Power. . . . . . . . . . . . . . . . . . . . . 42
6.02  Corporate Authorization; No Contravention. . . . . . . . . . . . . . . 42
6.03  Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . 42
6.04  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
6.05  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
6.06  No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
6.07  ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
6.08  Use of Proceeds; Margin Regulations. . . . . . . . . . . . . . . . . . 43
6.09  Title to Properties. . . . . . . . . . . . . . . . . . . . . . . . . . 44
6.10  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
6.11  Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . . 44
6.12  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . 44
6.13  Collateral Documents . . . . . . . . . . . . . . . . . . . . . . . . . 45
6.14  Regulated Entities . . . . . . . . . . . . . . . . . . . . . . . . . . 45
6.15  No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . . 45
6.16  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
6.17  Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
6.18  Copyrights, Patents, Trademarks and Licenses, etc. . . . . . . . . . . 45
6.19  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
6.20  Principal Place of Business. . . . . . . . . . . . . . . . . . . . . . 46
6.21  Licensee Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
6.22  Broker's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
6.23  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
6.24  Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . 46


                                         -ii-
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Section                                                                     Page
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6.25  Swap Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
6.26  Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . . . . . 47


                                     ARTICLE VII
                                AFFIRMATIVE COVENANTS. . . . . . . . . . . . 47

7.01  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . 47
7.02  Certificates; Other Information. . . . . . . . . . . . . . . . . . . . 47
7.03  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
7.04  Preservation of Corporate Existence, Etc . . . . . . . . . . . . . . . 50
7.05  Maintenance of Property. . . . . . . . . . . . . . . . . . . . . . . . 50
7.06  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
7.07  Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . 50
7.08  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . 51
7.09  Inspection of Property and Books and Records . . . . . . . . . . . . . 51
7.10  Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . 51
7.11  Use of Credits . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
7.12  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
7.13  Inactive Subsidiaries; New Subsidiaries. . . . . . . . . . . . . . . . 51
7.14  Licensee Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
7.15  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . 52
7.16  Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . . . . 53


                                     ARTICLE VIII
                                  NEGATIVE COVENANTS . . . . . . . . . . . . 53

8.01  Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . . . . . 53
8.02  Disposition of Assets. . . . . . . . . . . . . . . . . . . . . . . . . 54
8.03  Consolidations and Mergers . . . . . . . . . . . . . . . . . . . . . . 54
8.04  Loans and Investments. . . . . . . . . . . . . . . . . . . . . . . . . 55
8.05  [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . . . . 56
8.06  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . 56
8.07  Use of Credits . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
8.08  Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . . 56
8.09  Joint Ventures . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
8.10  Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . . . . 56
8.11  Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
8.12  [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . . . . 57
8.13  Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . 57
8.14  Current Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
8.15  [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . . . . 58
8.16  Total Debt to EBITDA Ratio . . . . . . . . . . . . . . . . . . . . . . 58
8.17  Fixed Charge Coverage Ratio. . . . . . . . . . . . . . . . . . . . . . 58
8.18  [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . . . . 58
8.19  Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . 58
8.20  Change in Structure. . . . . . . . . . . . . . . . . . . . . . . . . . 58
8.21  Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . . . . 58


                                      ARTICLE IX
                                  EVENTS OF DEFAULT. . . . . . . . . . . . . 59

9.01  Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
          (a)  Non-Payment . . . . . . . . . . . . . . . . . . . . . . . . . 59
          (b)  Representation or Warranty. . . . . . . . . . . . . . . . . . 59
          (c)  Specific Defaults . . . . . . . . . . . . . . . . . . . . . . 59
          (d)  Other Defaults. . . . . . . . . . . . . . . . . . . . . . . . 59
          (e)  Cross-Default . . . . . . . . . . . . . . . . . . . . . . . . 59
          (f)  Insolvency; Voluntary Proceedings . . . . . . . . . . . . . . 59
          (g)  Involuntary Proceedings . . . . . . . . . . . . . . . . . . . 60
          (h)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
          (i)  Suits Filed by Trade Creditors. . . . . . . . . . . . . . . . 60
          (j)  Monetary Judgments. . . . . . . . . . . . . . . . . . . . . . 60


                                        -iii-

Section                                                                     Page
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          (k)  Non-Monetary Judgments. . . . . . . . . . . . . . . . . . . . 60
          (l)  Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . 60
          (m)  Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . 61
          (n)  Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . 61
          (o)  Guarantor Defaults. . . . . . . . . . . . . . . . . . . . . . 61
          (p)  Invalidity of Subordination Provisions. . . . . . . . . . . . 61
9.02  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
9.03  Specified Swap Contract Remedies . . . . . . . . . . . . . . . . . . . 62
9.04  Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . 62


                                      ARTICLE X
                              THE AGENT AND ISSUING BANK . . . . . . . . . . 62

10.01  Appointment and Authorization . . . . . . . . . . . . . . . . . . . . 62
10.02  Delegation of Duties. . . . . . . . . . . . . . . . . . . . . . . . . 63
10.03  Liability of Agent and Issuing Bank . . . . . . . . . . . . . . . . . 63
10.04  Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . 63
10.05  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . 63
10.06  Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
10.07  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
10.08  Agent in Individual Capacity. . . . . . . . . . . . . . . . . . . . . 65
10.09  Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
10.10  Collateral Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 65
10.11  Co-Agents; Lead Managers. . . . . . . . . . . . . . . . . . . . . . . 66


                                      ARTICLE XI
                                    MISCELLANEOUS. . . . . . . . . . . . . . 66

11.01  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . . . 66
11.02  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
11.03  No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . . . . . . 67
11.04  Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . 67
11.05  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
          (a)  General Indemnity . . . . . . . . . . . . . . . . . . . . . . 68
          (b)  Survival; Defense . . . . . . . . . . . . . . . . . . . . . . 68
11.06  Marshalling; Payments Set Aside . . . . . . . . . . . . . . . . . . . 69
11.07  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . 69
11.08  Assignments, Participations, etc. . . . . . . . . . . . . . . . . . . 69
11.09  Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
11.10  Automatic Debits of Fees. . . . . . . . . . . . . . . . . . . . . . . 71
11.11  Notification of Addresses, Lending Offices, Etc.. . . . . . . . . . . 71
11.12  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
11.13  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
11.14  No Third Parties Benefited. . . . . . . . . . . . . . . . . . . . . . 72
11.15  Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
11.16  Governing Law and Jurisdiction. . . . . . . . . . . . . . . . . . . . 72
11.17  Arbitration; Reference Proceeding . . . . . . . . . . . . . . . . . . 72
11.18  Joint and Several Liability of the Borrowers; Waiver of
       Certain Defenses. . . . . . . . . . . . . . . . . . . . . . . . . . . 73
11.19  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 74


                                         -iv-

SCHEDULES

Schedule 2.01(a)         Term Commitment
Schedule 2.01(b)         Revolving Commitment
Schedule 3.03            Existing BofA Letters of Credit
Schedule 6.05            Litigation
Schedule 6.07            ERISA
Schedule 6.12            Environmental Matters
Schedule 6.19            Subsidiaries and Equity Investments
Schedule 6.21            Licensee Loans
Schedule 8.01            Permitted Liens
Schedule 8.08            Contingent Obligations
Schedule 11.02           Addresses for Notices

EXHIBITS

Exhibit A                Form of Notice of Borrowing
Exhibit B                Form of Notice of Conversion/Continuation
Exhibit C                Form of Compliance Certificate
Exhibit D                Form of Legal Opinion
Exhibit E                Form of Assignment and Acceptance
Exhibit F                Form of Guaranty


                                   CREDIT AGREEMENT


     This CREDIT AGREEMENT is entered into as of March 4, 1998, among WESTERN STAFF SERVICES (USA), INC., a California corporation ("WSS"), WESTERN MEDICAL SERVICES, INC., a California corporation ("WMS" and together with WSS, collectively, the "BORROWERS" and individually, a "BORROWER"), the several financial institutions from time to time party to this Agreement (collectively, the "BANKS"; individually, a "BANK"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as letter of credit issuing bank and as agent for the Banks.

     WHEREAS, the Banks have agreed to make available to the Borrowers a term loan and revolving credit facility, with letter of credit subfacility, upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

     1.01 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

          "ACQUIREE" means a Person or Business Unit which is the subject of an Acquisition by a Borrower or any other Loan Party.

          "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person or of any Business Unit, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of the Parent, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the Parent) provided that one of the Borrowers is the surviving entity in a merger in which any such Borrower is a party.

          "ACQUISITION RELATED INDEBTEDNESS" means all Indebtedness incurred or created in connection with the Acquisition by a Borrower or any other Loan Party of an Acquiree, including the assumption of existing Indebtedness of an Acquiree and the portion of Aggregate Consideration payable in future periods (including the estimated value of the " contingent earn-out" that may be payable to the selling party or parties in future periods on the basis of the Acquiree's future performance).

          "AFFECTED BANK" has the meaning specified in Section 4.07.

          "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 5% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. Notwithstanding the foregoing, (a) no Bank and (b) no Franchisee or Licensee of WSS or WMS (solely by reason of a franchisor/franchisee or licensee/licensor relationship) shall be deemed an "Affiliate" of WSS or WMS or of any other Loan Party.

          "AGENT" means BofA in its capacity as agent for the Banks hereunder, and any successor agent.

          "AGENT-RELATED PERSONS" means BofA and any successor agent arising under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "AGENT'S PAYMENT OFFICE" means the address for payments set forth on
     SCHEDULE 11.02 in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 11.02.

          "AGGREGATE COMMITMENT" means the combined Commitments of the Banks in the initial amount of One Hundred Eleven Million Eight Hundred Forty-Five Thousand Dollars ($111,845,000), as such amount may be reduced from time to time pursuant to this Agreement.

          "AGGREGATE CONSIDERATION" means the total of all cash and other assets paid or to be paid by a Borrower or any other Loan Party for an Acquisition, including the amount of Acquisition Related Indebtedness related to such Acquisition.

          "AGGREGATE L/C COMMITMENT" means the combined L/C Commitments of the Banks, in the initial amount of Twenty Million Dollars ($20,000,000), as such amount may be reduced from time to time pursuant to this Agreement; provided, that the Aggregate L/C Commitment is a part of the Aggregate Revolving Commitment.

          "AGGREGATE REVOLVING COMMITMENT" means the combined Revolving Commitments of the Banks, in the initial amount of Ninety Million Dollars ($90,000,000), as such amount may be reduced from time to time pursuant to this Agreement.

          "AGGREGATE SPECIFIED SWAP AMOUNT" means, at any time, the sum of all Specified Swap Amounts owing to all Swap Providers.

          "AGREEMENT" means this Credit Agreement, as amended from time to time in accordance with the terms hereof.

          "APPLICABLE MARGIN" means

               (i)  with respect to Base Rate Loans, zero percent (0)%;

               (ii) with respect to Offshore Rate Loans, the Applicable Offshore Rate Margin.

          "APPLICABLE OFFSHORE RATE MARGIN" means percentage determined as set forth below:

               (i)  on the Closing Date and until such time as clause (ii),
          (iii), (iv), (v), or (vi) below becomes applicable, .75%;

               (ii) on and after the fifteenth day following receipt by the Banks and the Agent of the financial statements required under
          Section 7.01(a) and (b), which statements evidence a Total Debt To EBITDA Ratio of 2.0:1 or less for the Parent and its consolidated Subsidiaries for the most recently concluded fiscal quarter covered by such financial statements, .75%;

               (iii) on and after the fifteenth day following receipt by the Banks and the Agent of the financial statements required under
          Section 7.01(a) and (b), which statements evidence a Total Debt to EBITDA Ratio of 2.5:1 or less, but greater than 2.0:1, for the Parent and its consolidated Subsidiaries for the most recently concluded fiscal quarter covered by such financial statements, .875%;

               (iv) on and after the fifteenth day following receipt by the Banks and the Agent of the financial statements required under
          Section 7.01(a) and (b), which statements evidence a Total Debt to EBITDA Ratio of 2.75:1 or less, but greater than 2.5:1, for the Parent and its consolidated Subsidiaries for the most recently concluded fiscal quarter covered by such financial statements, 1.0%;

               (v) on and after the fifteenth day following receipt by the Banks and the Agent of the financial statements required under
          Section 7.01(a) and (b), which statements evidence a Total Debt to EBITDA Ratio which is greater than 2.75:1 for the Parent and its consolidated Subsidiaries for the most recently concluded fiscal quarter covered by such financial statements, 1.125%;

               (vi) on and after the fifteenth day following the Borrowers' failure to deliver to the Banks and the Agent the financial statements required under Section 7.01(a) and (b) within the time periods set forth therein, and until the fifteenth day following receipt by the Bank and the Agent of such financial statements (at which time clause (ii), (iii), (iv), or (v) above shall become applicable), 1.125%.

          "ASSIGNEE" has the meaning specified in subsection 11.08(a).

          "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in subsection 11.08(a).

          "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all reasonable disbursements of internal counsel.

          "BANK" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include references to BofA in its capacity as Issuing Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced. Unless the context otherwise clearly requires, "Bank" includes any such institution in its capacity as Swap Provider. Unless the context otherwise clearly requires, references to any such institution as a "Bank" shall also include any of such institution's Affiliates that may at any time of determination be Swap Providers.

          "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

          "BASE RATE" means, for any day, the higher of:

               (a) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

               (b) one-half percent (0.50%) per annum above the latest Federal Funds Rate.

     Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "BASE RATE LOAN" means a Revolving Loan, a Term Loan or an L/C Advance that bears interest based on the Base Rate.

          "BOFA" means Bank of America National Trust and Savings Association, a national banking association.

          "BORROWER SECURITY AGREEMENT" means the Security Agreement (Receivables, Inventory, Equipment and General Intangibles) executed by the Borrowers in favor of the Agent for the benefit of the Banks.

          "BORROWING" means a borrowing hereunder consisting of Loans made to the Borrowers on the same day by the Banks pursuant to Article II.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "BUSINESS UNIT" means the assets constituting the business or a division or operating unit thereof of any Person.

          "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "CAPITAL EXPENDITURES" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

          "CAPITAL LEASE" has the meaning specified in the definition of "Capital Lease Obligations."

          "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of the Borrowers or any other Loan Party under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("CAPITAL LEASE").

          "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank. Derivatives of such term shall have corresponding meaning. The Borrowers hereby grant the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Agent.

          "CASH EQUIVALENTS" means:

               (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six (6) months from the date of acquisition;

               (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six (6) months, issued by any Bank, or by any U.S. commercial bank having combined capital and surplus of not less than One Hundred Million Dollars ($100,000,000);

               (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than six (6) months.

          "CASH FLOW FOR DEBT SERVICE" has the meaning specified in Section
     8.17.

          "CERCLA" has the meaning specified in the definition of "Environmental Laws."

          "CLOSING DATE" means the date on which all conditions precedent to the initial Credit Extension set forth in Article V are satisfied or waived by all Banks.

          "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder as from time to time in effect.

          "COLLATERAL" means all personal property and interests in personal property and proceeds thereof now owned or hereafter acquired by any Borrower or any Guarantor as debtor and any other Loan Party in or upon which a Lien now or hereafter exists in favor of the Banks, or the Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such persons and delivered to the Agent or the Banks.

          "COLLATERAL DOCUMENTS" means, collectively, (i) the Borrower Security Agreement, the Guarantor Security Agreement, and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Borrowers or any other Loan Party and the Banks or the Agent for the benefit of the Banks now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Borrowers or any other Loan Party as debtor in favor of the Banks or the Agent for the benefit of the Banks as secured party and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "COMMITMENT" means, for each Bank, the sum of its Revolving Commitment and Term Commitment.

          "COMMITMENT PERCENTAGE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the Aggregate Commitment. The initial Commitment Percentage of each Bank is set forth opposite such Bank's name in SCHEDULE 2.01(b) under the heading "Commitment Percentage."

          "COMPLIANCE CERTIFICATE" has the meaning specified in subsection 7.02(a).

          "CONSOLIDATED NET WORTH" means, as of any date, Consolidated Total Assets LESS Consolidated Total Liabilities.

          "CONSOLIDATED TOTAL ASSETS" means, as of any date of determination, all amounts which would, in accordance with GAAP, be included under total assets on a consolidated balance sheet of the Parent and its Subsidiaries.

          "CONSOLIDATED TOTAL LIABILITIES" means, as of any date of determination, all amounts which would, in accordance with GAAP, be included under total liabilities on a consolidated balance sheet of the Parent and its Subsidiaries.

          "CONTINGENT OBLIGATION" means, as to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person, (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever performed or tendered, or (iii) in respect of any Swap Contract. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iii) of this definition, be equal to the Swap Termination Value.

          "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "CONVERSION DATE" means any date on which the Borrowers convert a Base Rate Loan to an Offshore Rate Loan, or an Offshore Rate Loan to a Base Rate Loan.

          "CREDIT EXTENSION" means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing BofA Letters of Credit).

          "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

          "DOMESTIC LENDING OFFICE" means, with respect to each Bank, the office of that Bank designated as such on SCHEDULE 11.02 or such other office of the Bank as it may from time to time specify to the Borrower and the Agent.

          "EBITDA" has the meaning specified in Section 8.16.

          "EFFECTIVE AMOUNT" means (i) with respect to any Revolving Loans and Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Term Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. For purposes of subsection 2.07(a) the Effective Amount shall be determined without giving effect to any mandatory prepayments to be made under subsection 2.07(b) or 2.07(c).

          "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000);
     (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000), provided that such bank is acting through a branch or agency located in the United States; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or
     (C) a Person of which a Bank is a Subsidiary.

          "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Borrowers.

          "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder as from time to time in effect.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any of the Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
     Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

          "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate".

          "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 9.01.

          "EXCHANGE ACT" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

          "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of February 21, 1996, as amended to date, among the Borrowers, the Banks, and the Agent.

          "EXISTING BOFA LETTERS OF CREDIT" means the letters of credit described in SCHEDULE 3.03.

          "FDIC" means the Federal Deposit Insurance Corporation, or any entity succeeding to any of its principal functions.

          "FEDERAL FUNDS RATE" means, for any period, the rate per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three (3) leading brokers of Federal funds transactions in New York City selected by the Agent.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

          "FEE LETTER" has the meaning specified in Section 2.10(a).

          "FIXED CHARGE COVERAGE RATIO" has the meaning specified in Section
     8.17.

          "FORM 1001" has the meaning specified in subsection 4.01(f).

          "FORM 4224" has the meaning specified in subsection 4.01(f).

          "FRANCHISEE" means a Person who has entered into a franchise agreement with a Borrower pursuant to which (i) all accounts receivable generated by the operations of such Person remain the property of such Borrower, and (ii) all temporary employees who render services to customers of such Person are employees of such Borrower.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "GUARANTOR" means, when used in the singular, any one of, and, when used in the plural, collectively all of, the following companies: the Parent, WESTERN MEDICAL SERVICES (NY), INC. (formerly known as Western Staff Services (NY), Inc.), a New York corporation, WESTERN TECHNICAL SERVICES, INC., a California corporation, MEDIAWORLD INTERNATIONAL, a California corporation, WESTERN STAFF SERVICES (GUAM), INC., a Kansas corporation, ALTERNATIVE BILLING SERVICES, INC., a California corporation, BEST TEMPORARIES, INC., a District of Columbia corporation, BEST TEMPORARIES FEDERAL SYSTEMS, INC., a District of Columbia corporation, and any other Person that may, after the date hereof, execute a guaranty of Borrowers' obligations under this Agreement.

          "GUARANTOR SECURITY AGREEMENT" means the Security Agreement (Receivables, Inventory, Equipment and General Intangibles) executed by the Guarantors in favor of the Agent for the benefit of the Banks.

          "GUARANTY" means a guaranty executed by each Guarantor in support of the Borrowers' Obligations in the form attached hereto as EXHIBIT D, of even date herewith, as the same may be amended, restated, modified or supplemented at any time.

          "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds
     (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case (a), (b), (c) or (d), including arrangements wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

          "HAZARDOUS MATERIALS" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "HONOR DATE" has the meaning specified in subsection 3.03(c).

          "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business pursuant to ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

          "INDEMNIFIED LIABILITIES" has the meaning specified in subsection 11.05(a).

          "INDEMNIFIED PERSON" has the meaning specified in subsection
     11.05(a).

          "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

          "INTEREST PAYMENT DATE" means the last Business Day of each calendar month; PROVIDED that if the last day of an Interest Period applicable to an Offshore Rate Loan falls on a day other than the last Business Day of a calendar month, the last day of such Interest Period shall also be an Interest Payment Date.

          "INTEREST PERIOD" means, with respect to any Offshore Rate Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to the Offshore Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by a Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; PROVIDED that:

               (i) if any Interest Period pertaining to an Offshore Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

              (iii) no Interest Period for any Term Loan shall extend beyond the Term Maturity Date and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

               (iv) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans or by Offshore Rate Loans having Interest Periods that will expire on or before such date is equal to or in excess of the amount of such principal payment.

          "ISSUE" means, with respect to any Letter of Credit, to incorporate the Existing BofA Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, any Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

          "ISSUING BANK" means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 10.09.

          "JOINT VENTURE" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created pursuant to contract or conducted through a separate legal entity) now or hereafter formed by a Borrower or any other Loan Party with another Person in order to conduct a common venture or enterprise with such Person.

          "L/C ADVANCE" means each Bank's participation in any L/C Borrowing in accordance with its Commitment Percentage.

          "L/C AMENDMENT APPLICATION" means an application form for amendment of outstanding standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C APPLICATION" means an application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(c).

          "L/C COMMITMENT" means for each Bank (including the Issuing Bank) the commitment to participate in Letters of Credit (including the Existing BofA Letters of Credit) Issued or outstanding pursuant to Article III and to make L/C Advances, in an aggregate amount not to exceed on any date the amount set forth opposite the Bank's name in SCHEDULE 2.01(B) under the heading "L/C Commitment," as the same shall be reduced as a result of a reduction in the Aggregate L/C Commitment pursuant to Section 2.05 or as a result of any assignment pursuant to Section 11.08; provided that each Bank's L/C Commitment is a part of its Revolving Commitment rather than a separate, independent commitment.

          "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

          "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "LENDING OFFICE" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on SCHEDULE 11.02, or such other office or offices of the Bank as it may from time to time notify the Borrower and the Agent.

          "LETTERS OF CREDIT" means the Existing BofA Letters of Credit and any standby letter of credit Issued by the Issuing Bank pursuant to Article III.

          "LICENSEE" means a licensee of a Borrower under a license agreement.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

          "LOAN" means an extension of credit, in the form of a Revolving Loan, Term Loan or L/C Advance, by a Bank to the Borrowers pursuant to Article II or III.

          "LOAN DOCUMENTS" means this Agreement, the Collateral Documents, the L/C-Related Documents, the Fee Letter, any documents evidencing or relating to Specified Swap Contracts, and all other documents delivered to the Agent or any Bank in connection with the transactions contemplated by this Agreement.

          "LOAN PARTIES" and "LOAN PARTY" means, collectively, the Borrowers and the Guarantors and, individually, any one of the foregoing.

          "MAJORITY BANKS" means at any time  Banks then holding at least 66-

     2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66-2/3% of the Commitments, or, if the Commitments have been terminated and no Loans are then outstanding, Banks then owed a Specified Swap Amount at least 66-2/3% of the Aggregate Specified Swap Amount.

          "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

          "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrowers or the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower to perform under any Loan Document and avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien granted to the Banks or to the Agent for the benefit of the Banks under any of the Collateral Documents.

          "MATERIAL SUBSIDIARY" means, at any time, any Subsidiary of the Parent having at such time either (i) total net income for the preceding four (4) fiscal quarter period in excess of ten percent (10%) of the Parent's consolidated net income for the comparable period or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of ten percent (10%) of the Parent's consolidated total assets as of that date, in each case, based upon the Parent's most recent annual or quarterly financial statements delivered to the Agent pursuant to Section 7.01.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three (3) calendar years, has made, or been obligated to make, contributions.

          "NOTICE OF BORROWING" means a notice given by a Borrower to the Agent pursuant to Section 2.03, in substantially the form of EXHIBIT A.

          "NOTICE OF CONVERSION/CONTINUATION" means a notice given by a Borrower to the Agent pursuant to Section 2.04, in substantially the form of EXHIBIT B.

          "NOTICE OF LIEN" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

          "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Borrowers or any other Loan Party to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "OFFSHORE LENDING OFFICE" means with respect to each Bank, the office of such Bank designated as such on SCHEDULE 11.02 or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

          "OFFSHORE RATE" means, for each Interest Period in respect of Offshore Rate Loans comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

     Offshore Rate =                LIBOR
                     ------------------------------------
                     1.00 - Eurodollar Reserve Percentage

     Where,

               "EURODOLLAR RESERVE PERCENTAGE" means the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

               "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period.

     The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "OFFSHORE RATE LOAN" means a Loan that bears interest based on the Offshore Rate.

          "OPERATING LEASE" means, as applied to any Person, any lease of Property which is not a Capital Lease.

          "ORDINARY COURSE OF BUSINESS" means, in respect of any transaction involving any Borrower or any other Loan Party, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

          "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "OTHER TAXES" has the meaning specified in subsection 4.01(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

          "PARENT" means Western Staff Services, Inc., a Delaware corporation.

          "PARTICIPANT" has the meaning specified in subsection 11.08(d).

          "PENSION PLAN" means a pension plan, as defined in Section 3(2) of ERISA, subject to Title IV of ERISA, which any Borrower or any ERISA

     Affiliate sponsors or maintains, or to which any Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan, as described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years; but excluding in all cases any Multiemployer Plan.

          "PERMITTED LIENS" has the meaning specified in Section 8.01.

          "PERMITTED SWAP OBLIGATIONS" means all obligations (contingent or otherwise) of a Borrower or any other Loan Party existing or arising under Swap Contracts, provided that each of the following criteria is satisfied:
     (a) such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and (c) a perfected security interest in such Person's rights and interests to and in such Swap Contracts has been granted, and exists, in favor of the Agent, for the benefit of the Banks, as collateral for the Obligations.

          "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower sponsors or maintains or to which any Borrower makes, is making, or is obligated to make contributions; and includes any Pension Plan or Multiemployer Plan.

          "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          "REFERENCE BANK" means BofA.

          "REPLACEMENT BANK" has the meaning specified in Section 4.07.

          "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA or the regulations promulgated thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "REQUIRED MINIMUM" means: (i) with respect to Revolving Loans made as Offshore Rate Loans, One Million Dollars ($1,000,000) or any multiple of One Hundred Thousand Dollars ($100,000) in excess thereof; (ii) with respect to Revolving Loans made as Base Rate Loans, One Hundred Thousand Dollars ($100,000) or any multiple of One Hundred Thousand Dollars ($100,000) in excess thereof; (iii) with respect to Term Loans made as Offshore Rate Loans, One Million Dollars ($1,000,0000) or any amount in excess thereof; or (iv) with respect to Term Loans made as Base Rate Loans, One Hundred Thousand Dollars ($100,000) or any amount in excess thereof.

          "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "RESPONSIBLE OFFICER" means, as to any Loan Party, the chief executive officer, chief operating officer, or the president of such

     Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Borrower, or any other officer having substantially the same authority and responsibility.

          "REVOLVING COMMITMENT", with respect to each Bank, has the meaning specified in subsection 2.01(b).

          "REVOLVING LOAN" has the meaning specified in subsection 2.01(b).

          "REVOLVING TERMINATION DATE" means the earlier to occur of:

               (i)  March 31, 2003; and

               (ii) the date on which the Aggregate Revolving Commitment shall terminate in accordance with the provisions of this Agreement.

          "SEC" means the Securities and Exchange Commission, or any entity succeeding to any of its principal functions.

          "SOLVENT" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital; PROVIDED, THAT with respect to a Material Subsidiary which is a Guarantor, such Material Subsidiary's contingent liabilities arising with respect to its Guaranty shall be excluded for purposes of determining whether such Material Subsidiary is Solvent.

          "SPECIFIED SWAP AMOUNT" means, at any time, in respect of Specified Swap Contracts to which any Swap Provider is party, the Swap Termination Value relating thereto; provided that for purposes of this definition, any Swap Termination Value that is negative as to (i.e., owing by) any Swap Provider shall be deemed equal to zero (0).

          "SPECIFIED SWAP CONTRACT" means any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between WSS and any Swap Provider which Swap Contract is or was intended by WSS to have been entered into, in part or entirely, for purposes of mitigating interest rate or currency exchange risk relating to any Loan (which intent shall conclusively be deemed to exist if WSS so represents to the Swap Provider in writing), and as to which the final scheduled payment by WSS is not later than the Term Maturity Date.

          "STANDBY LETTER OF CREDIT FEE" means percentage determined as set forth below:

               (i)  on the Closing Date and until such time as clause (ii),

          (iii), (iv), (v), or (vi) below becomes applicable, .75%;

               (ii) on and after the fifteenth day following receipt by the Banks and the Agent of the financial statements required under
          Section 7.01(a) and (b), which statements evidence a Total Debt To EBITDA Ratio of 2.0:1 or less for the Parent and its consolidated Subsidiaries for the most recently concluded fiscal quarter covered by such financial statements, .75%;

               (iii) on and after the fifteenth day following receipt by the Banks and the Agent of the financial statements required under
          Section 7.01(a) and (b), which statements evidence a Total Debt to EBITDA Ratio of 2.5:1 or less, but greater than 2.0:1, for the Parent and its consolidated Subsidiaries for the most recently concluded fiscal quarter covered by such financial statements, .875%;

               (iv) on and after the fifteenth day following receipt by the Banks and the Agent of the financial statements required under
          Section 7.01(a) and (b), which statements evidence a Total Debt to EBITDA Ratio of 2.75:1 or less, but greater than 2.5:1, for the Parent and its consolidated Subsidiaries for the most recently concluded fiscal quarter covered by such financial statements, 1.0%;

               (v) on and after the fifteenth day following receipt by the Banks and the Agent of the financial statements required under
          Section 7.01(a) and (b), which statements evidence a Total Debt to EBITDA Ratio which is greater than 2.75:1 for the Parent and its consolidated Subsidiaries for the most recently concluded fiscal quarter covered by such financial statements, 1.125%;

               (vi) on and after the fifteenth day following the Borrowers' failure to deliver to the Banks and the Agent the financial statements required under Section 7.01(a) and (b) within the time periods set forth therein, and until the fifteenth day following receipt by the Bank and the Agent of such financial statements (at which time clause (ii), (iii), (iv), or (v) above shall become applicable), 1.125%.

          "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

          "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "SWAP CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "SWAP PROVIDER" means any Bank, or any Affiliate of any Bank, that is at the time of determination party to a Swap Contract with WSS.

          "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and
     (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

          "TAXES" has the meaning specified in subsection 4.01(a).

          "TERM COMMITMENT", with respect to each Bank, has the meaning specified in subsection 2.01(a).

          "TERM LOAN" has the meaning specified in subsection 2.01(a).

          "TERM MATURITY DATE" means March 31, 2004.

          "TOTAL DEBT" has the meaning specified in Section 8.16.

          "TOTAL DEBT TO EBITDA RATIO" has the meaning specified in Section
     8.16.

          "TRANSFEREE" has the meaning specified in subsection 11.08(e).

          "UCC" means the Uniform Commercial Code as in effect in the State of California.

          "UCP" has the meaning specified in Section 3.09.

          "UNITED STATES" and "U.S." each means the United States of America.

          "WMS SUBFACILITY" means the amount determined as set forth below:

               (i)  on the Closing Date and until such time as clause (ii),
          (iii) or (iv) below becomes applicable, and during any period when none of clause (ii), (iii) or (iv) below is applicable, Thirty-Five Million Dollars ($35,000,000);

               (ii) on and after the fifteenth day following receipt by the Banks and the Agent of the financial statements required under
          Section 7.01(a) and (b) evidencing that WMS, on an unconsolidated basis, has achieved an EBITDA for the preceding four (4) fiscal quarters of at least Five Million Dollars ($5,000,000), but less than Five Million Five Hundred Thousand Dollars ($5,500,000), Forty Million Dollars ($40,000,000);

               (iii) on and after the fifteenth day following receipt by the Banks and the Agent of the financial statements required under
          Section 7.01(a) and (b) evidencing that WMS, on an unconsolidated basis, has achieved an EBITDA for the preceding four (4) fiscal quarters of at least Five Million Five Hundred Thousand Dollars ($5,500,000), but less than Six Million Five Hundred Thousand Dollars ($6,500,000), Forty-Five Million Dollars ($45,000,000);

               (iv) on and after the fifteenth day following receipt by the Banks and the Agent of the financial statements required under
          Section 7.01(a) and (b) evidencing that WMS, on an unconsolidated basis, has achieved an EBITDA for the preceding four (4) fiscal quarters of Six Million Five Hundred Thousand Dollars ($6,500,000) or more, Fifty Million Dollars ($50,000,000);

               (v) on and after the fifteenth day following the Borrowers' failure to deliver to the Banks and the Agent the financial statements required under Section 7.01(a) and (b) within the time periods set forth therein, and until the fifteenth day following receipt by the Bank and the Agent of such financial statements (at which time clause (i), (ii), (iii), or (iv) above shall become applicable), Thirty-Five Million Dollars ($35,000,000).

     1.02  OTHER INTERPRETIVE PROVISIONS.

          (a) DEFINED TERMS. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

          (b) THE AGREEMENT. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

          (c)  CERTAIN COMMON TERMS.

               (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

          (d) PERFORMANCE; TIME. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

          (e) CONTRACTS. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

          (f) LAWS. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (g) CAPTIONS. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (h) INDEPENDENCE OF PROVISIONS. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

          (i) INTERPRETATION. This Agreement is the result of negotiations among and has been reviewed by counsel to the Agent, the Issuing Bank, the Borrowers and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Banks, the Issuing Bank, or the Agent merely because of the Agent's, the Issuing Bank's or Banks' involvement in the preparation of such documents and agreements.

     1.03  ACCOUNTING PRINCIPLES.

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) Unless the context otherwise clearly requires, references herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Parent.


                                      ARTICLE II

                                     THE CREDITS

     2.01  AMOUNTS AND TERMS OF COMMITMENTS.

          (a) THE TERM CREDIT. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Loans to WSS (each such Loan, a "TERM LOAN") from time to time on any Business Day during the period from the Closing Date to March 31, 1998, in an aggregate amount not to exceed the amount set forth opposite such Bank's name in SCHEDULE 2.01(a) under the heading "Term Commitment" (such amount, as the same may be reduced pursuant to Section 2.07 or as a result of one or more assignments pursuant to Section 11.08, such Bank's "TERM COMMITMENT"). Amounts borrowed as a Term Loan which are repaid or prepaid by WSS may not be reborrowed.

          (b) THE REVOLVING CREDIT. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrowers (each such Loan, a "REVOLVING LOAN") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name in SCHEDULE 2.01(b) under the heading "Revolving Commitment" (such amount as the same may be reduced pursuant to Section 2.05 or as a result of one or more assignments pursuant to Section 11.08, such Bank's "REVOLVING COMMITMENT"); PROVIDED, HOWEVER, that no Revolving Loan shall be made hereunder if, after giving effect to any Borrowing of Revolving Loans (i) the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations shall exceed the Aggregate Revolving Commitment; (ii) the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall exceed such Bank's Revolving Commitment; or (iii) the Effective Amount of all Revolving Loans made for the account of WMS shall exceed the WMS Subfacility. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this subsection 2.01(b), prepay pursuant to Section 2.06 and reborrow pursuant to this subsection 2.01(b). Notwithstanding the foregoing, in the event WSS ceases to own 100% of the outstanding capital stock of WMS, the WMS Subfacility shall be terminated and WMS shall have no further right to request Revolving Loans, nor shall the Banks have any further obligation to make Revolving Loans to WMS under this Agreement.

     2.02 LOAN ACCOUNTS. The Loans made by each Bank, and the Letters of Credit Issued by the Issuing Bank, shall be evidenced by one or more loan or letter of credit accounts maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The loan or letter of credit accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to, and the Letters of Credit Issued by the Issuing Bank for the account of, the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or Letters of Credit.

     2.03  PROCEDURE FOR BORROWING.

          (a) Each Borrowing of Term Loans by WSS and each borrowing of Revolving Loans by any Borrower (other than a Borrowing pursuant to subsection 3.03(d)) shall be made upon the requesting Borrower's irrevocable written notice delivered to the Agent in accordance with Section 11.02 in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 11:00 a.m. (San Francisco time) (i) three (3) Business Days prior to the requested Borrowing date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing date, in the case of Base Rate Loans), specifying:

                    (A) the amount of the Borrowing, which shall be in an aggregate principal amount not less than the Required Minimum;

                    (B) the requested Borrowing date, which shall be a Business Day;

                    (C)  whether the Borrowing is of Revolving Loans or Term
          Loans;

                    (D) whether the Borrowing is to be comprised of Offshore Rate Loans or Base Rate Loans;

                    (E) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three
          (3) months.

PROVIDED, HOWEVER, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 10:00 a.m. (San Francisco time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only.

          (b) Upon receipt of the Notice of Borrowing, the Agent will notify each Bank thereof and of the amount of such Bank's Commitment Percentage of the Borrowing. The Agent's notice to each Bank shall be given no later than (i) 1:00 p.m. (San Francisco time) on the same day as the Agent's receipt of such notice in the case of Offshore Rate Loans, and (ii) 12:00 noon (San Francisco time) on the same day as the Agent's receipt of such notice in the case of Base Rate Loans.

          (c) Each Bank will make the amount of its Commitment Percentage of the Borrowing available to the Agent for the account of the requesting Borrower at the Agent's Payment Office by 1:00 p.m. (San Francisco time) on the Borrowing date requested in the Notice of Borrowing in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the requesting Borrower by the Agent at such office by crediting the account of the requesting Borrower on the books of the Agent with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

          (d) Unless the Majority Banks shall otherwise agree, during the existence of a Default or an Event of Default, the Borrowers may not elect to have a Loan be made as, or converted into or continued as, an Offshore Rate Loan.

          (e) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there shall not be more than twelve (12) different Interest Periods in effect.

     2.04  CONVERSION AND CONTINUATION ELECTIONS.

          (a) The Borrower for whose account a Loan has been made may upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

               (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than the Required Minimum) into Offshore Rate Loans; or

               (ii) elect to convert on the last day of the applicable Interest Period any Offshore Rate Loans maturing on such day (or any part thereof in an amount not less than the Required Minimum) into Base Rate Loans; or

               (iii) elect to renew on the last day of the applicable Interest Period any Offshore Rate Loans maturing on such day (or any part thereof in an amount not less than the Required Minimum);

PROVIDED, that if the aggregate amount of Offshore Rate Loans in respect of any Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than One Million Dollars ($1,000,000), such Offshore Rate Loans shall automatically convert into Base Rate Loans.

          (b) The Borrower for whose account a Loan has been made shall deliver a Notice of Conversion/Continuation in accordance with Section 11.02 to be received by the Agent not later than 11:00 a.m. (San Francisco time) at least
(i) three (3) Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion Date, if the Loans are to be converted into Base Rate Loans; specifying:

                    (A)  the proposed Conversion Date or continuation date;

                    (B) the aggregate amount of Loans to be converted or renewed;

                    (C)  the nature of the proposed conversion or continuation;
          and

                    (D)  the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Borrower for whose account such Offshore Rate Loans have been made has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans or if any Default or Event of Default shall then exist, such Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          (d) Upon receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Bank thereof, or, if no timely notice is provided by the Borrowers, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the Commitment Percentage of each Bank.

          (e) Unless the Majority Banks shall otherwise agree, during the existence of a Default or Event of Default, the Borrowers may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

          (f) After giving effect to any conversion or continuation of any Loans, unless the Agent shall otherwise consent, there shall not be more than twelve (12) different Interest Periods in effect.

     2.05 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. Any Borrower may, upon not less than five (5) Business Days' prior notice to the Agent, terminate the Aggregate Revolving Commitment or the Aggregate L/C Commitment, or permanently reduce the Aggregate Revolving Commitment or the Aggregate L/C Commitment by a minimum amount of One Million Dollars ($1,000,000) or any multiple of One Million Dollars ($1,000,000) in excess thereof; PROVIDED that no such reduction or termination shall be permitted if (a) with respect to a reduction or termination of the Aggregate Revolving Commitment, the Effective Amount of Revolving Loans and the Effective Amount of L/C Obligations would exceed the amount of the Aggregate Revolving Commitment then in effect, or (b) with respect to a reduction of the Aggregate L/C Commitment, the Effective Amount of L/C Obligations would exceed the amount of the Aggregate L/C Commitment then in effect; and, PROVIDED, FURTHER, that once reduced in accordance with this Section 2.05, the Aggregate Revolving Commitment and the Aggregate L/C Commitment may not be increased. Any reduction of the Aggregate Revolving Commitment or the Aggregate L/C Commitment pursuant to this Section
2.05 shall be applied to each Bank's Revolving Commitment and L/C Commitment, as applicable, in accordance with such Bank's Commitment Percentage. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of the Aggregate Revolving Commitment or the Aggregate L/C Commitment, as applicable, shall be paid on the effective date of such reduction or termination.

     2.06 OPTIONAL PREPAYMENTS. Subject to Section 4.04, the Borrowers may, at any time or from time to time, upon prior notice to the Agent, ratably prepay Loans in whole or in part, in a minimum amount of One Million Dollars ($1,000,000), or, in the case of Revolving Loans, any multiple of One Hundred Thousand Dollars ($100,000) in excess thereof, with respect to Offshore Rate Loans, or in a minimum amount of One Hundred Thousand Dollars ($100,000), or, in the case of Revolving Loans. any multiple of One Hundred Thousand Dollars ($100,000) in excess thereof, with respect to Base Rate Loans. Such notice of prepayment shall be received by Agent by 11:00 a.m. (San Francisco time) at least three (3) Business Days prior to the date of prepayment with respect to Offshore Rate Loans and on the date of prepayment with respect to Base Rate Loans, and shall specify the date and amount of such prepayment, whether such prepayment is of Revolving Loans or Term Loans, and whether such prepayment is of Base Rate Loans or Offshore Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by any Borrower and the Agent will promptly (but in any event not later than 1:00 p.m. (San Francisco time) on the day on which such notice is timely received by the Agent) notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If such notice is given by any Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, and (in the event Offshore Rate Loans are being prepaid) together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04. Optional prepayments of Term Loans shall be applied in inverse order of maturity.

     2.07  MANDATORY PREPAYMENTS OF LOANS.

          (a) EXCESS OUTSTANDINGS. If on any date the Effective Amount of L/C Obligations shall exceed the Aggregate L/C Commitment, the Borrowers shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the Aggregate L/C Commitment. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the Aggregate Revolving Commitment, the Borrowers shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess.

          (b)  SALE OF WMS.   If WSS shall make or agree to make a disposition
of the outstanding capital stock of WMS, WSS shall (i) promptly notify the Agent of such proposed disposition (including the amount of the estimated net proceeds to be received by WSS in respect thereof) and
(ii) promptly upon, and in no event later than fifteen (15) days after, receipt by WSS of the net proceeds of such disposition, WSS shall prepay Revolving Loans under the WMS Subfacility in an aggregate amount equal to the amount of such net proceeds.

          (c) GENERAL. Any prepayments of Loans pursuant to this Section 2.07 shall be applied, first, to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining; PROVIDED, HOWEVER, that if the amount of Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, the Borrowers may, at their option, place any amounts which they would otherwise be required to use to prepay Offshore Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Agent for the benefit of the Banks until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Offshore Rate Loans. The Borrowers shall pay, together with each prepayment under this Section 2.07, accrued interest on the amount prepaid and any amounts required pursuant to
Section 4.04.

          (d) REDUCTION OF COMMITMENT. Upon the making of any mandatory prepayment of Term Loans under this Section 2.07, the Term Commitments of each Bank shall automatically be reduced by an amount equal to such Bank's Commitment Percentage of the aggregate of principal repaid, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder.

     2.08  REPAYMENT.

          (a) THE TERM CREDIT. The Borrowers shall repay principal of the Term Loans in equal monthly installments, each in an amount equal to 1/72nd of the aggregate principal amount of the Term Loans outstanding on March 31, 1998. The monthly installments shall be payable on April 30, 1998, and on the last Business Day of each month thereafter until the Term Maturity Date, on which date the remaining principal amount of the Term Loans shall be payable in full.

          (b) THE REVOLVING CREDIT. The Borrowers shall repay to the Banks in full on the Revolving Termination Date the aggregate principal amount of the Revolving Loans outstanding on the Revolving Termination Date.

     2.09  INTEREST.

          (a) Subject to subsection 2.09(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, PLUS the Applicable Margin

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans pursuant to Section 2.06 and 2.07 for the portion of the Offshore Rate Loans so prepaid and, during the existence of any Event of Default, interest shall be paid on demand.

          (c) While any Event of Default exists or after acceleration, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans at a rate per annum which is determined by adding two percent (2%) per annum to the Applicable Margin then in effect for such Loans; PROVIDED, HOWEVER, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus two percent

(2%).

          (d) Anything herein to the contrary notwithstanding, the obligations of the Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Borrowers shall pay such Bank interest at the highest rate permitted by applicable law.

     2.10  FEES.  In addition to fees described at Section 3.08:

          (a) AGENCY FEE. The Borrowers shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("FEE LETTER") between the Borrowers and the Agent dated January 14, 1998.

          (b) UNUSED COMMITMENT FEE. The Borrowers shall pay to the Agent for the ratable account of each Bank a commitment fee on the average daily unused portion of such Bank's Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent. The commitment fee shall be calculated at the rate of .25% per annum unless, as of the last Business Day of each calendar quarter for which the commitment fee is calculated, the Total Debt to EBITDA Ratio of the Parent and its consolidated Subsidiaries as of the most recent fiscal quarter for which the financial statements required under Section 7.01(a) and (b) have been delivered to Agent and Banks (and provided such financial statements have been delivered to Agent and Banks within the time periods set forth in Section 7.01(a) and (b)) is less than or equal to 2.5:1.0, in which case the commitment fee shall be calculated at the rate of .20% per annum. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on March 31, 1998, through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments pursuant to Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the next succeeding quarterly payment being calculated on the basis of the period from the reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in
Article IV are not met.

          (c) REVOLVING COMMITMENT FEE. On the Closing Date, the Borrowers shall pay to the Agent for the ratable account of the Banks, as determined by each Bank's Commitment Percentage, a revolving commitment fee in the amount of Two Hundred Twenty-Five Thousand Dollars ($225,000).

     2.11  COMPUTATION OF FEES AND INTEREST.

          (a) All computations of interest and fees under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) The Agent will, with reasonable promptness (but in any event no later than 12:00 noon (San Francisco time) two (2) Business Days prior to the effective date), notify the Borrowers and the Banks of each determination of an Offshore Rate; PROVIDED that any failure to do so shall not relieve the Borrowers of any liability hereunder or provide the basis for any claim against the Agent. Any change in the interest rate on a Loan resulting from a change in the Applicable Margin or Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Applicable Margin or Eurodollar Reserve Percentage becomes effective. The Agent will with reasonable promptness notify the Borrowers and the Banks of the effective date and the amount of each such change, PROVIDED that any failure to do so shall not relieve the Borrowers of any liability hereunder or provide the basis for any claim against the Agent.

          (c) Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error. The Agent will, at the request of any Borrower or any Bank, deliver to the Borrower or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate.

     2.12  PAYMENTS BY THE BORROWERS.

          (a) All payments (including prepayments) to be made by the Borrowers on account of principal, interest, drawings under Letters of Credit, fees and other amounts required hereunder shall be made without set-off, recoupment or counterclaim; shall, except as otherwise expressly provided with respect to drawings under Letters of Credit and elsewhere herein, be made to the Agent for the ratable account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly (but in any event not later than 2:30 p.m. (San Francisco time) on the day on which the Agent is deemed to have received such payment) distribute to each Bank its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

          (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

          (c) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrowers will not make such payment in full as and when required hereunder, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrowers shall not have made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate as in effect for each such day.

     2.13  PAYMENTS BY THE BANKS TO THE AGENT.

          (a) Unless the Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one (1) Business Day prior to the date of any proposed Borrowing, that such Bank will not make available to the Agent as and when required hereunder for the account of the Borrower the amount of that Bank's Commitment Percentage of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrowers such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection 2.13(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following the date of such Borrowing, the Agent shall notify the Borrower giving such Notice of Borrowing of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Bank to make any Loan on any date of Borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

     2.14 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Obligations in its favor any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall forthwith (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.14 and will in each case notify the Banks following any such purchases or repayments.

     2.15  SECURITY AND GUARANTY.

          (a) All obligations of the Borrowers and the Guarantors under this Agreement and all other Loan Documents shall be secured in accordance with the Collateral Documents.

          (b) All obligations of the Borrowers under this Agreement and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to the Guaranty.

                                     ARTICLE III

                                THE LETTERS OF CREDIT

     3.01  THE LETTER OF CREDIT SUBFACILITY.

          (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of WSS, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of WSS; PROVIDED, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (1) the Effective Amount of all L/C Obligations and the Effective Amount of all Revolving Loans shall exceed the Aggregate Revolving Commitment; (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of any Bank shall exceed such Bank's Revolving Commitment, or (3) the Effective Amount of L/C Obligations shall exceed the Aggregate L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, WSS's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, WSS may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (b) The Issuing Bank shall be under no obligation to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

               (ii) the Issuing Bank has received written notice from any Bank, the Agent or any Borrower, on or prior to the Business Day prior to the requested date of Issuance, of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

               (iii) the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or (B) after the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

               (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

               (v) such Letter of Credit is to be used for a purpose other than providing credit support for WSS's workers' compensation insurance liabilities or is denominated in a currency other than Dollars.

     3.02  ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT.

          (a) Each Letter of Credit shall be Issued upon the irrevocable written request of WSS received by the Issuing Bank (with a copy sent by WSS to the Agent) at least four (4) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of Issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

          (b) At least two (2) Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from WSS and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to Issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to Issue such Letter of Credit because such Issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) and (2) thereof or subsection 3.01(b)(iii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, Issue a Letter of Credit for the account of WSS in accordance with the Issuing Bank's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of WSS received by the Issuing Bank (with a copy sent by WSS to the Agent) at least four (4) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit Issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit, and no Bank shall be obligated to participate in any Letter of Credit in its amended form, if: (A) the Issuing Bank would have no obligation at such time to Issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

          (d) The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application. At the request of any Bank, the Issuing Bank will deliver copies of such L/C Application or L/C Amendment Application to such Bank.

          (e) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of WSS and upon the written request of WSS received by the Issuing Bank (with a copy sent by WSS to the Agent) at least four (4) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of

Credit Issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit, and no Bank shall be obligated to participate in any Letter of Credit in its renewed form, if: (A) the Issuing Bank would have no obligation at such time to Issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(e) upon the request of WSS but the Issuing Bank shall not have received any L/C Amendment Application from WSS with respect to such renewal or other written direction by WSS with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and WSS and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from WSS requesting such renewal.

          (f) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

          (g) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          (h) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit. At the request of any Bank, the Issuing Bank will also deliver copies of such documents to such Bank.

     3.03 EXISTING BOFA LETTERS OF CREDIT; RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS.

                (a) On and after the Closing Date, the Existing BofA Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsection 3.08(a), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Commitment Percentage times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(b) and subsection 3.01(a), the Existing BofA Letters of Credit shall be deemed to utilize in ratable fashion the Revolving Commitment of each Bank.

          (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.03(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Commitment Percentage of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(b), each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Bank by an amount equal to the amount of such participation.

          (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify WSS. WSS shall reimburse the Issuing Bank prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "HONOR DATE"), in an amount equal to the amount so paid by the Issuing Bank. In the event WSS shall fail to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly (but in any event no later than 11:00 a.m. (San Francisco time) on the Honor Date) notify each Bank thereof, and WSS shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in Section 5.02. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (d) Each Bank shall upon receipt of any notice pursuant to subsection 3.03(c) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to WSS in that amount. If any Bank so notified shall fail to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Commitment Percentage of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to (i) the Federal Funds Rate in effect from time to time during the period commencing on the Honor Date and ending on the date three (3) Business Days thereafter, and (ii) thereafter at the Base Rate as in effect from time to time.

          (e) With respect to any unreimbursed drawing which is not converted into Revolving Loans consisting of Base Rate Loans to WSS in whole or in part, because of WSS's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, WSS shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus two percent (2%) per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

          (f) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, WSS or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans under this Section 3.03 shall be subject to the conditions set forth in Section 5.02.

     3.04  REPAYMENT OF PARTICIPATIONS.

          (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Bank under a Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in such Letter of Credit pursuant to Section 3.03, or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Commitment Percentage of such funds, and the Issuing Bank shall receive the amount of the Commitment Percentage of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

          (b) If the Agent or the Issuing Bank is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by a Borrower to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Commitment Percentage of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.05  ROLE OF THE ISSUING BANK.

          (a) Each Bank and each Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) WSS hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude WSS from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that WSS may have a claim against the Issuing Bank, and the Issuing Bank may be liable to WSS, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by WSS which WSS proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.06 OBLIGATIONS ABSOLUTE. The obligations of WSS under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

               (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of WSS in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

               (iii) the existence of any claim, set-off, defense or other right that WSS may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

               (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

               (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

               (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of WSS in respect of any Letter of Credit; or

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, WSS or a guarantor.

     3.07 CASH COLLATERAL PLEDGE. Upon (i) the request of the Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in subsection 2.07(a) requiring the Borrowers to Cash Collateralize Letters of Credit, then, the Borrowers shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations. Amounts held as cash collateral shall be applied by the Agent to the reimbursement of the Issuing Bank for any payment made by it of drafts drawn under Letters of Credit, and then to the Banks for payment of L/C Advances, and the unused portion thereof, if any, after all such Letters of Credit have expired or been fully drawn upon, shall be applied to repay other Obligations hereunder. After all Letters of Credit have expired or been fully drawn upon, all L/C Obligations have been satisfied, and all other Obligations of the Borrowers hereunder have been paid in full, the balance, if any, of such cash collateral shall be returned to the Borrower.

     3.08  LETTER OF CREDIT FEES.

          (a) WSS shall pay to the Agent for the ratable account of each of the Banks a letter of credit fee with respect to each Letter of Credit issued by the Issuing Bank at a rate per annum equal to the Standby Letter of Credit Fee in effect on the date of Issuance of the Letter of Credit. Such fee shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the average daily maximum amount available to be drawn on the outstanding Letters of Credit during that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

          (b) WSS shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to Letters of Credit as from time to time in effect. Each demand for payment of fees and charges by the Issuing Bank pursuant to this subsection 3.08(b) shall be accompanied by an itemized statement detailing the amounts payable to the Issuing Bank.

     3.09 UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce ("UCP") shall in all respects be deemed a part of this Article III as if incorporated herein and (unless otherwise expressly provided in the Letters of Credit) shall apply to the Letters of Credit.


                                      ARTICLE IV

                        TAXES, YIELD PROTECTION AND ILLEGALITY

     4.01  TAXES.

          (a) Subject to subsection 4.01(g), any and all payments by the Borrowers to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES").

          (b) In addition, the Borrowers shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "OTHER TAXES").

          (c) Subject to subsection 4.01(g), the Borrowers shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.01) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Bank or the Agent makes written demand therefor.

          (d) If a Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to subsection 4.01(g):

               (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.01) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

               (ii)  such Borrower shall make such deductions; and

               (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (e) Within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

          (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

               (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 11.08 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Borrowers through the Agent two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("FORM 4224"), or two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("FORM 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

               (ii) if at any time the Bank makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two (2) accurate and complete signed originals of Form 4224; or two (2) accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

               (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank and deliver to the Borrowers through the Agent two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and

               (iv) it shall, promptly upon any Borrower's or the Agent's reasonable request to that effect, deliver to such Borrower or the Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

          (g) The Borrowers will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 4.01(d) to any Bank for the account of any Lending Office of such Bank:

               (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under subsection 4.01(f) in respect of such Lending Office;

               (ii) if such Bank shall have delivered to the Borrowers a Form 4224 in respect of such Lending Office pursuant to subsection 4.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrowers hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

               (iii) if the Bank shall have delivered to the Borrowers a Form 1001 in respect of such Lending Office pursuant to subsection 4.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrowers hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

          (h) If, at any time, a Borrower requests any Bank to deliver any forms or other documentation pursuant to subsection 4.01(f)(iv), then such Borrower shall, on demand of such Bank through the Agent, reimburse such Bank for any costs and expenses (including Attorney Costs) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

          (i) If the Borrowers are required to pay additional amounts to any Bank or the Agent pursuant to subsection 4.01(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

          (j) Nothing contained in this Section 4.01 shall override any term or provision of any Specified Swap Contract regarding withholding taxes relating to Swap Contracts.

     4.02  ILLEGALITY.

          (a) If any Bank shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Borrowers through the Agent, the obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank shall have notified the Agent and the Borrowers that the circumstances giving rise to such determination no longer exists.

          (b) If a Bank shall determine that it is unlawful to maintain any Offshore Rate Loan, the Borrowers shall prepay in full all Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 4.04.

          (c) If the Borrowers are required to prepay any Offshore Rate Loan immediately as provided in subsection 4.02(b), then concurrently with such prepayment, the Borrowers shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

          (d) Before giving any notice to the Agent pursuant to this Section 4.02, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     4.03  INCREASED COSTS AND REDUCTION OF RETURN.

          (a) If any Bank or the Issuing Bank shall determine that, due to either (i) the introduction of or any change after the Closing Date (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), which guideline or request is issued or made after the Closing Date, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in any L/C Obligations, or any increase in the cost to the Issuing Bank of agreeing to Issue, Issuing or maintaining any Letter of Credit or of agreeing to Issue, Issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrowers shall be liable for, and shall from time to time, upon demand therefor by such Bank or the Issuing Bank, as the case may be (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank or the Issuing Bank, additional amounts as are sufficient to compensate such Bank or the Issuing Bank for such increased costs; PROVIDED, THAT no Bank shall be entitled to compensation hereunder with respect to any period prior to six (6) months prior to making such demand.

          (b) If any Bank or the Issuing Bank shall have determined that (i) the introduction after the Closing Date of any Capital Adequacy Regulation, (ii) any change after the Closing Date in any Capital Adequacy Regulation, (iii) any change after the Closing Date in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or the Issuing Bank, as the case may be, or any corporation controlling the Bank or the Issuing Bank, as the case may be, with any such Capital Adequacy Regulation implemented or changed after the Closing Date, affects or would affect the amount of capital required or expected to be maintained by the Bank or the Issuing Bank or any corporation controlling the Bank or the Issuing Bank and (taking into consideration such Bank's, Issuing Bank's or such corporation's policies with respect to capital adequacy and such Bank's, Issuing Bank's or corporation's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits, participations in Letters of Credit, or obligations under this Agreement, then, upon demand of such Bank (with a copy to the Agent), the Borrowers shall pay to the Bank or Issuing Bank, from time to time as specified by the Bank or Issuing Bank, additional amounts sufficient to compensate the Bank or Issuing Bank for such increase; PROVIDED, THAT no Bank shall be entitled to compensation hereunder with respect to any period prior to six (6) months prior to making such demand.

     4.04 FUNDING LOSSES. The Borrowers agree to reimburse each Bank and to hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of the Borrowers to make any payment or mandatory prepayment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof);

          (b) the failure of the Borrowers to borrow, continue or convert a Loan after any Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the failure of the Borrowers to make any prepayment in accordance with any notice delivered under Section 2.06;

          (d) the prepayment (including pursuant to Section 2.07) of an Offshore Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

          (e) the conversion pursuant to Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrower to the Banks under this Section 4.04 and under subsection 4.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     4.05 INABILITY TO DETERMINE RATES. If the Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will forthwith give notice of such determination to the Borrowers and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, a Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If such Borrower does not revoke such notice, the Banks shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

     4.06 CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation pursuant to this Article IV shall deliver to the Borrowers (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

     4.07 SUBSTITUTION OF BANKS. Upon the receipt by the Borrowers from any Bank (an "AFFECTED BANK") of a claim for compensation pursuant to Section 4.03, the Borrowers may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Borrowers to acquire and assume all or part of such Affected Bank's Loans and Commitments (a "REPLACEMENT BANK"); (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitments; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld). Neither the designation of a Replacement Bank nor the assumption by a Bank of the Affected Bank's Loans and Commitments shall relieve the Borrowers of any obligation to pay compensation pursuant to Section 4.03 which has accrued prior to the date of any such designation or assumption.

     4.08  SURVIVAL.  The agreements and obligations of the Borrowers in this
Article IV shall survive the payment of all other Obligations.


                                      ARTICLE V

                                 CONDITIONS PRECEDENT

     5.01 CONDITIONS OF INITIAL CREDIT EXTENSIONS. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank and in sufficient copies for each Bank:

          (a) CREDIT AGREEMENT. This Agreement executed by the Borrowers, the Agent, the Issuing Bank and each of the Banks;

          (b)  RESOLUTIONS; INCUMBENCY.

               (i) Copies of the resolutions of the board of directors of each Borrower approving and authorizing the execution, delivery and performance by such Borrower of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans and the other Credit Extensions, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Borrower;

               (ii) Certified copies of the resolutions of the board of directors of each Guarantor approving the Guaranty and the Guarantor Security Agreement to be delivered by it hereunder; and

               (iii) A certificate of the Secretary or Assistant Secretary of each Borrower and each Guarantor certifying the names and true signatures of the officers of each Borrower and each Guarantor authorized to execute, deliver and perform, as applicable, this Agreement, the Guaranty, and all other Loan Documents to be delivered hereunder;

          (c) ARTICLES OF INCORPORATION; BY-LAWS AND GOOD STANDING. Each of the following documents:

               (i) the articles or certificate of incorporation of each Borrower as in effect on the Closing Date, certified by the Secretary of

     State (or similar, applicable Governmental Authority) of the state of incorporation of each Borrower as of a recent date and by the Secretary or Assistant Secretary of each Borrower as of the Closing Date, and the bylaws of each Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of each Borrower as of the Closing Date; and

               (ii) a good standing and tax good standing certificate for each Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and the state where each Borrower maintains its chief executive office (if different from its state of incorporation) as of a recent date;

          (d) COLLATERAL DOCUMENTS. The Collateral Documents, executed by each Borrower, in appropriate form for recording, where necessary, together with:

               (i) UCC-l financing statements executed by each Borrower and each Guarantor to perfect the security interests of the Agent for the benefit of the Banks as contemplated by the Loan Documents;

               (ii) written advice relating to such Lien and judgment searches as the Agent shall have requested of each Borrower and each Guarantor, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

               (iii) evidence that all other actions necessary or, in the opinion of the Agent or the Banks, desirable to perfect and protect the first priority security interest created by the Collateral Documents have been taken; and

               (iv) evidence that all other actions necessary or, in the opinion of the Agent or the Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken.

          (e)  GUARANTY.  The Guaranty, executed by each Guarantor.

          (f) LEGAL OPINION. An opinion of Robin A. Herman, counsel to the Borrower and addressed to the Agent and the Banks, substantially in the form of EXHIBIT D;

          (g) PAYMENT OF FEES. The Borrowers shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, provided that such fees, costs, expenses and Attorney Costs invoiced on the Closing Date shall not thereafter preclude final settling of accounts between the Borrowers and BofA (including any such costs, fees and expenses arising under or referenced in Sections 2.10, 4.01 and 11.04);

          (h) REPAYMENT OF EXISTING CREDIT FACILITIES. The Borrowers shall have repaid in full all principal, interest and fees outstanding under the Existing Credit Agreement and the Existing Credit Agreement shall have been terminated.

          (i) CERTIFICATE. A certificate signed by a Responsible Officer of each Borrower, dated as of the Closing Date, stating that:

               (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

               (ii) no Default or Event of Default exists or would result from the initial Credit Extension; and

               (iii) there has occurred since November 2, 1997, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

          (j) FINANCIAL STATEMENTS. A certified copy of financial statements of the Parent and its Subsidiaries referred to in Section 6.11;

          (k) INSURANCE POLICIES. Standard lenders' payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the tangible Property comprising the Collateral in accordance with Section 7.06;

          (l) DUE DILIGENCE. Evidence of completion to the satisfaction of the Agent of such investigations, reviews and audits with respect to the Borrowers and the other Loan Parties as the Agent or any Bank may deem appropriate; and

          (m) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials pertaining to matters within the scope of this Agreement and the other Loan Documents as the Agent or any Bank may reasonably request.

     5.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Bank and the Issuing Bank to make any Credit Extension to be made by it hereunder (including its initial Credit Extension) or to continue or convert any Loan pursuant to Section 2.04 is subject to the satisfaction of the following conditions precedent on the relevant Credit Extension, continuation or conversion date:

          (a) NOTICE. The Agent shall have received a Notice of Borrowing; or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

          (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrowers contained in Article VI shall be true and correct on and as of such Credit Extension, continuation or conversion date with the same effect as if made on and as of such Credit Extension, continuation or conversion date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except as to Section 6.11, which shall be deemed to refer to the date of the most recent financial statements delivered pursuant to subsections 7.01(a) and 7.01(b));

          (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Credit Extension or continuation or conversion.

Each Notice of Borrowing, L/C Application or L/C Amendment Application and Notice of Continuation/Conversion submitted by any Borrower hereunder shall constitute a representation and warranty by the Borrowers hereunder, as of the date of each such notice or application and as of the date of each Borrowing, continuation or conversion, as applicable, that the conditions in Section 5.02 are satisfied.


                                      ARTICLE VI

                            REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to the Agent and each Bank that:

     6.01  CORPORATE EXISTENCE AND POWER.  Each Loan Party:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

          (c) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d)  is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of this Agreement and any other Loan Document to which such Person is party have been duly authorized by all necessary corporate action, and do not and will not:

          (a)  contravene the terms of any of that Person's Organization
Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

          (c)  violate any Requirement of Law.

     6.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which such Person is a party.

     6.04 BINDING EFFECT. This Agreement and each other Loan Document to which any Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.05 LITIGATION. Except as specifically disclosed in SCHEDULE 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of any Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower or any of the other Loan Parties or any of their respective Properties which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to any Loan Party, would reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.06 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrowers or the grant or perfection of the Agent's Liens on the Collateral. None of the Loan Parties is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01(e).

     6.07  ERISA COMPLIANCE.  Except as specifically disclosed in SCHEDULE 6.07:

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification.

          (b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) As of the Closing Date and as disclosed pursuant to Section 7.03 subsequent to the Closing Date, none of the Borrowers nor any ERISA Affiliate maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code. None of the Borrowers nor any ERISA Affiliate has ever contributed to any Multiemployer Plan.

     6.08 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 7.11, and are intended to be and shall be used in compliance with Section 8.07. None of the Borrowers nor any other Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.09 TITLE TO PROPERTIES. Each Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of its respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the Property of the Loan Parties is not subject to any Liens, other than Permitted Liens.

     6.10 TAXES. Each Loan Party has filed all Federal and other material tax returns and reports required to be filed, and has paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against any Loan Party which would, if the assessment were made, have a Material Adverse Effect.

     6.11  FINANCIAL CONDITION.

          (a) The audited consolidated statements of financial condition of the Parent and its Subsidiaries dated November 2, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

               (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (iii) show all material indebtedness and other liabilities, direct or contingent of the Parent and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations, to the extent required by GAAP.

          (b)  Since November 2, 1997, there has been no Material Adverse
Effect.

     6.12  ENVIRONMENTAL MATTERS.

          (a) Except as specifically disclosed in SCHEDULE 6.12 as of the Closing Date, and as disclosed pursuant to Sections 7.03 and 7.10 subsequent to the Closing Date, the on-going operations of each of the Loan Parties comply in all respects with all Environmental Laws, except such non-compliance which is not reasonably likely (if enforced in accordance with applicable law) to result in liability in excess of One Million Dollars ($1,000,000) in the aggregate.

          (b) Except as specifically disclosed in SCHEDULE 6.12 as of the Closing Date, and as disclosed pursuant to Sections 7.03 and 7.10 subsequent to the Closing Date, each of the Loan Parties has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("ENVIRONMENTAL PERMITS") and necessary for its respective ordinary course operations (except where failure to obtain any such Environmental Permit is not reasonably likely to result in a Material Adverse Effect), all such Environmental Permits are in good standing, and each of the Loan Parties is in compliance with all material terms and conditions of such Environmental Permits.

          (c) Except as specifically disclosed in SCHEDULE 6.12 as of the Closing Date, and as disclosed pursuant to Sections 7.03 and 7.10 subsequent to the Closing Date, none of the Loan Parties is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

          (d) Except as specifically disclosed in SCHEDULE 6.12 as of the Closing Date, and as disclosed pursuant to Sections 7.03 and 7.10 subsequent to the Closing Date, there are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of any of the Loan Parties that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Loan Parties in excess of One Million Dollars ($1,000,000) in the aggregate for any such condition, circumstance or Property. In addition, (i) none of the Loan Parties has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Loan Parties have met all material notification requirements under Title III of CERCLA and all other Environmental Laws.

     6.13  COLLATERAL DOCUMENTS.

          (a) The provisions of each of the Collateral Documents are effective to create in favor of the Agent for the benefit of the Banks, a legal, valid and enforceable first priority security interest in all right, title and interest of the Loan Parties in the collateral described therein.

          (b) All representations and warranties of each of the Loan Parties party thereto contained in the Collateral Documents are true and correct.

     6.14 REGULATED ENTITIES. None of the Loan Parties is (a) an "Investment Borrower" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     6.15 NO BURDENSOME RESTRICTIONS. None of the Loan Parties is a party to or bound by any Contractual Obligation, or subject to any charter or corporate restriction, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     6.16 SOLVENCY. Each Borrower, the Parent, and each Material Subsidiary is Solvent.

     6.17 LABOR RELATIONS. There are no strikes, lockouts or other labor disputes against any of the Loan Parties, or, to the best of the Borrowers' knowledge, threatened against or affecting any of them, and no significant unfair labor practice complaint is pending against any of the Loan Parties or, to the best knowledge of the Borrowers, threatened against any of them before any Governmental Authority.

     6.18 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. Each of the Loan Parties is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person. To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any of the Loan Parties infringes upon any rights held by any other Person; except as specifically disclosed in SCHEDULE 6.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     6.19 SUBSIDIARIES. Except as specifically disclosed in SCHEDULE 6.19 as of the Closing Date, and as disclosed pursuant to Section 7.13 subsequent to the Closing Date, the Parent and the Borrowers have no Subsidiaries other than those specifically disclosed in part (a) of SCHEDULE 6.19 hereto and have no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of SCHEDULE 6.19.

     6.20 PRINCIPAL PLACE OF BUSINESS. Each Loan Party's principal place of business is located at 301, 303 and 305 Lennon Lane, Walnut Creek, California, or at 220, 230 and 298 North Wiget Lane, Walnut Creek, California. Each of the Loan Parties keep its records, accounts, records pertaining to its accounts and all other records pertaining to the transactions contemplated by the Loan Documents at the foregoing locations.

     6.21 LICENSEE LOANS. Except as specifically disclosed in SCHEDULE 6.21 as of the Closing Date, and as disclosed pursuant to Section 7.14 subsequent to the Closing Date, none of the Borrowers has made any loans to Licensees, and all such loans to Licensees are in compliance with the requirements of subsection 8.04(c).

     6.22 BROKER'S FEES. None of the Loan Parties has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby.

     6.23 INSURANCE. The Properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where each of the Loan Parties operates.

     6.24 FULL DISCLOSURE. None of the representations or warranties made by the Loan Parties in the Loan Documents as of the date such representations and warranties are made or deemed made, and, to the best knowledge of the Borrowers, none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Loan Parties in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrowers to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     6.25  SWAP OBLIGATIONS.

          (a) None of the Loan Parties has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. Each Loan Party has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any Swap Provider or any Affiliate of any Swap Provider in determining whether to enter into any Swap Contract.

          (b) None of the Loan Parties has entered into any master agreement relating to Swap Contracts and under which termination values resulting from Swap Contracts that are Specified Swap Contracts are nettable against termination values resulting from Swap Contracts that are not Specified Swap Contracts, unless only Specified Swap Contracts are outstanding under such master agreement.

     6.26 YEAR 2000 COMPLIANCE. Each Loan Party has assessed its management information systems and believes they are relatively free of "year 2000 issues" (that is, the risk that computer applications used by any Person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any dates after December 31, 1999) and that costs to be incurred to address such issues will not have a significant impact on its business, results of operations, cash flows and financial condition.

                                     ARTICLE VII

                                AFFIRMATIVE COVENANTS

     The Borrowers covenant and agree that, so long as any Bank shall have any Commitment hereunder, or any Loan, Letter of Credit or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     7.01 FINANCIAL STATEMENTS. The Borrowers shall deliver to the Agent in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

          (a)  As soon as available, and in any event within one hundred twenty
(120) days after the close of each fiscal year of the Parent, a consolidated balance sheet, statement of income and cash flow of the Parent and each consolidated Subsidiary as at the close of and for such fiscal year and stating in comparative form the figures as at the close of and for the previous fiscal year, and an unaudited consolidating balance sheet and statement of income of the Parent, all in reasonable detail, only the consolidated financial statements to be audited by and with the unqualified opinion of certified public accountants satisfactory to the Banks;

          (b) As soon as available, and in any event within sixty (60) days after the close of the first, second and third fiscal quarters of each fiscal year, commencing with the fiscal quarter ending January 24, 1998, a consolidated balance sheet, statement of income and cash flow of the Parent and each consolidated Subsidiary at the close of such fiscal quarter and covering operations for the portion of the Parent's and each Subsidiary's fiscal year ending on the last day of such fiscal quarter, and a consolidating balance sheet and statement of income of the Parent, all in reasonable detail and prepared in accordance with GAAP by the Parent, subject, however, to year-end audit adjustments; the consolidating income statement shall include a breakdown of income and expenses by industry group;

     7.02 CERTIFICATES; OTHER INFORMATION. The Borrowers shall furnish to the Agent, with sufficient copies for each Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b) above, a Compliance Certificate in the form of EXHIBIT C (the "COMPLIANCE CERTIFICATE") executed by a Responsible Officer of each Borrower (i) stating that, to the best of such officer's knowledge, the Borrowers, during such period, have observed and performed all of their covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by the Borrowers, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable subsection reference) in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of the covenants set forth in Schedule 2 of the Compliance Certificate.

          (b) As soon as available and in any event within sixty (60) days after the close of each fiscal year of the Parent, projections of the financial performance of the Parent and its consolidated and unconsolidated Subsidiaries for the immediately succeeding fiscal year, to include a balance sheet, cash flow and income statement, such projections to be prepared in good faith and based on stated assumptions having a reasonable basis; PROVIDED, THAT the Agent and the Banks agree that (i) such projections shall be treated as confidential information, and (ii) such projections are the Borrowers' estimates of future performance subject to the assumptions therein stated, and are not guaranties of future performance under any circumstances;

          (c) Within thirty (30) days after receipt by the Parent, a copy of any management letter prepared by the Parent's certified public accountants.

          (d) Within sixty (60) days after the end of each fiscal year, a workers' compensation summary report, which report shall include (1) the number of workers' compensation claims filed on a fiscal year to date basis by the Borrowers; (2) the total of worker's compensation payments made on a fiscal year to date basis by the Borrowers; and (3) the Dollar amount of the Borrowers' payroll expense on a fiscal year to date basis;

          (e) promptly after the same are sent, copies of all financial statements and reports which the Parent sends to its shareholders generally; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Parent may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority; and

          (f) promptly, such additional business, financial, corporate affairs and other information as the Agent or any Bank may from time to time reasonably request; PROVIDED, HOWEVER, that the Borrowers shall not be deemed to have waived their right to invoke the attorney-client privilege or assert the attorney work product doctrine to the extent applicable to any such information as may be requested by the Agent or any Bank.

     7.03 NOTICES. The Borrowers shall promptly notify the Agent and each Bank in writing:

          (a) (i) of the occurrence of any Default or Event of Default, (ii) of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default, and (iii) of the occurrence or existence of any event or circumstance that would cause the condition to Credit Extension set forth in subsection 5.02(b) not to be satisfied if a Credit Extension were requested on or after the date of such event or circumstance;

          (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of any Loan Party which is reasonably likely to result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Loan Party and any Governmental Authority which is reasonably likely to result in a Material Adverse Effect;

          (c) of the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party (i) in which the amount of damages claimed is One Million Dollars ($1,000,000) (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

          (d) upon, but in no event later than ten (10) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against any Loan Party or any of their respective Properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims if liability is reasonably likely to exceed One Million Dollars ($1,000,000), and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of any Loan Party that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

          (e) of any other litigation or proceeding affecting any Loan Party which the Parent would be required to report to the SEC pursuant to the Exchange Act, within four (4) days after reporting the same to the SEC;

          (f) of the occurrence of any of the following events affecting the Borrowers or the Parent any ERISA Affiliate (but in no event more than ten (10) days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrowers or the Parent or any ERISA Affiliate with respect to such event:

               (i)  an ERISA Event;

               (ii) the adoption of any new Pension Plan or other Plan subject to Section 412 of the Code by the Borrowers or the Parent or any ERISA Affiliate; or

               (iii) the commencement of contributions by the Borrowers or the Parent or any ERISA Affiliate to any Pension Plan, Multiemployer Plan, or other Plan subject to Section 412 of the Code.

               (iv) the representations and warranties in Section 6.07 concerning ERISA compliance cease to be true and correct;

          (g) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Parent delivered to the Banks pursuant to subsection 7.01(a) or 5.01(j);

          (h) upon the occurrence of, but in no event more than thirty (30) days after, any change in the location of any Loan Party's principal place of business;

          (i) upon the occurrence of, but in no event more than thirty (30) days after, any change in the name or trade name of any Loan Party;

          (j) of any change in accounting policies or financial reporting practices by any Loan Party; and

          (k) of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Loan Party which is reasonably likely to result in a Material Adverse Effect.

          (l) of the entry by WSS into any Specified Swap Contract, together with the details thereof;

          (m) of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Specified Swap Contract to terminate early any or all trades relating to such contract; and

          (n) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such amounts were determined, relating to any then-outstanding Swap Contracts to which a Borrower or any other Loan Party is party.

          Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action such Loan Party proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

     7.04 PRESERVATION OF CORPORATE EXISTENCE, ETC. Each Borrower shall, and shall cause each other Loan Party to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

          (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02;

          (c) use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

          (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     7.05 MAINTENANCE OF PROPERTY. Each Borrower shall maintain and preserve, and shall cause each other Loan Party to maintain and preserve, all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

     7.06 INSURANCE. In addition to insurance requirements set forth in the Collateral Documents, each Borrower shall maintain, and shall cause each other Loan Party to maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance. All casualty insurance covering the tangible Property comprising the Collateral shall be in an amount equal to the full replacement value of such Collateral, shall include a replacement cost endorsement, and shall name the Agent as loss payee for the benefit of the Banks, as their interests may appear. Upon request of the Agent or any Bank, the Borrower shall furnish the Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of each Borrower (and, if requested by the Agent, any insurance broker of each Borrower) setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 7.06 or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

     7.07 PAYMENT OF OBLIGATIONS. Each Borrower shall pay and discharge, and shall cause each other Loan Party to pay and discharge, as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained with respect thereto;

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property, other than Permitted Liens; and

          (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     7.08 COMPLIANCE WITH LAWS. Each Borrower shall comply, and shall cause each other Loan Party to comply, with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.09 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. Each Borrower shall maintain, and shall cause each other Loan Party to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrowers and such other Loan Parties. Each Borrower shall permit, and shall cause each other Loan Party to permit, representatives and independent contractors of the Agent or any Bank, at the expense of the Agent or such Bank in each case, to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours, but not more frequently than once every six (6) months, upon reasonable advance notice to the Borrowers or such other Loan Parties; PROVIDED, HOWEVER, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

     7.10 ENVIRONMENTAL LAWS.

          (a) Each Borrower shall, and shall cause each other Loan Party to, conduct its operations and keep and maintain its Property in material compliance with all material Environmental Laws.

          (b) Upon the written request of the Agent or any Bank, each Borrower shall submit, and shall cause each other Loan Party to submit, to the Agent with sufficient copies for each Bank, at the Borrowers' sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 7.03(d), that could, individually or in the aggregate, result in liability in excess of One Million Dollars ($1,000,000).

     7.11 USE OF CREDITS. The Borrowers shall use the proceeds of the Loans and the Letters of Credit solely as follows: (a) Revolving Loans shall be used for working capital and other general corporate purposes not in contravention of any Requirement of Law; (b) Term Loans shall be used to finance Acquisitions in compliance with the provisions of Section 8.11 and to repay the principal balance of the term loan outstanding under the Existing Credit Agreement; and
(c) Letters of Credit shall be used for the purpose of providing credit support for the Borrower's workers' compensation insurance liabilities.

     7.12 SOLVENCY. Each Borrower shall at all times be, and shall cause the Parent and each Material Subsidiary to be, Solvent.

     7.13 INACTIVE SUBSIDIARIES; NEW SUBSIDIARIES.  The Borrowers shall:

          (a)  Cause any inactive domestic Subsidiary listed on SCHEDULE
     6.19 hereto which, after the date hereof, commences to transact business and becomes an active Material Subsidiary, to execute and deliver a guaranty and security agreement in favor of Agent for the benefit of Banks, and such other documentation as may be requested by Banks, in form and substance acceptable to the Banks and the Borrowers, whose approval will not unreasonably be withheld;

          (b) Cause any domestic Subsidiary of the Parent or of any Borrower acquired or established subsequent to the date of this Agreement, if such Subsidiary is an active domestic Material Subsidiary, to execute and deliver a guaranty and security agreement in favor of Agent for the benefit of Banks, and such other documentation as may be requested by Banks, in form and substance acceptable to the Banks and the Borrowers, whose approval will not unreasonably be withheld;

          (c)  Not permit the total assets of all active domestic
     Subsidiaries which are not Loan Parties to exceed twenty percent (20%) of the total assets of the Parent and its consolidated domestic Subsidiaries and cause one or more of such active domestic Subsidiaries to become Loan Parties as provided in subsections (a) and (b) above as necessary to comply with the foregoing limitation; and

          (d)  Deliver to each of the Banks and Agent a revised SCHEDULE
     6.19 reflecting the changes referred to in subsections (a) and (b) of this Section.

     7.14 LICENSEE LOANS.  The Borrowers shall:

          (a) Promptly notify the Banks and the Agent of the commencement of the provision of loans in excess of Five Hundred Thousand Dollars ($500,000) by any Borrower to a Licensee which is not listed on SCHEDULE 6.21;

          (b) Cause all loans in excess of Five Hundred Thousand Dollars ($500,000) to any Licensee to be made in accordance with the requirements of Section 8.04(c); and

          (c) Deliver to the Agent all original instruments evidencing loans in excess of Five Hundred Thousand Dollars ($500,000)to any Licensee, copies of all security agreements executed by each such Licensee, and all Uniform Commercial Code financing statements filed by any Borrower against each such Licensee and evidencing assignment of each such financing statement to Agent for the benefit of Banks; PROVIDED, THAT, the Agent shall use its best efforts to safeguard and return such original instruments promptly to the Borrowers from time to time, at the Borrowers' request, in connection with any collection or enforcement action undertaken by or on behalf of the Borrowers with respect to such instruments.

     7.15 FURTHER ASSURANCES.

          (a) The Borrowers shall ensure that all written information, exhibits and reports furnished by the Borrowers or any other Loan Party to the Agent or the Banks pursuant to the terms of any Loan Document do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

          (b) Promptly upon request by the Agent or the Majority Banks, the Borrowers shall (and shall cause the other Loan Parties to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.

     7.16 COMPLIANCE WITH ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates and the Parent to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; and (b) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification.

                                     ARTICLE VIII

                                  NEGATIVE COVENANTS

     Each Borrower hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan, Letter of Credit or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     8.01 LIMITATION ON LIENS. No Borrower shall, and shall not suffer or permit any other Loan Party to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

          (a) any Lien (other than Liens on the Collateral) existing on the Closing Date and set forth in SCHEDULE 8.01 securing Indebtedness outstanding on such date, and any renewals, extensions, or refinancings thereof so long as the principal amount of such Indebtedness is not thereby increased and such Lien is not expanded to other Property;

          (b)  any Lien created under any Loan Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no Notice of Lien has been filed or recorded under the Code;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which to the Borrowers' knowledge are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f)  Liens on the Property of any foreign Subsidiary;

          (g) Purchase money security interests on any Property acquired or held by the Borrowers or any other Loan Party in the Ordinary Course of Business, other than the Collateral, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; PROVIDED THAT (i) any such Lien attaches to such Property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

          (h) Liens securing obligations in respect of Capital Leases on assets subject to such leases, provided that such Capital Leases are otherwise permitted hereunder;

          (i)  Liens on the assets of an Acquiree to the extent permitted under
Section 8.11(b); and

          (j) Liens on the Collateral securing long-term Indebtedness incurred after the date of this Agreement; PROVIDED THAT (i) the terms and conditions of such long-term Indebtedness are reasonably acceptable to all Banks, and (ii) the long-term lender enters into an intercreditor agreement with the Agent on behalf of the Banks, with terms and conditions reasonably acceptable to all Banks, providing for a ratable sharing of the Collateral.

     8.02 DISPOSITION OF ASSETS. The Borrowers shall not, and shall not suffer or permit any other Loan Party to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the Ordinary Course of Business;

          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (c) except as otherwise limited by Section 8.04(i), transfers of Property between Loan Parties or by a Loan Party or to a domestic Subsidiary of any other Loan Party pursuant to reasonable business requirements; PROVIDED THAT such domestic Subsidiary, prior to such transfer, executes and delivers a guaranty, security agreement, and such other documentation as may be requested by Banks pursuant to the provisions of Section 7.13;

          (d) the sale by WSS to any Person of 100% of the issued and outstanding capital stock of WMS, or all or substantially all of the assets of WMS; PROVIDED, THAT (i) all net cash proceeds of such sale are used by WSS to repay any outstanding Revolving Loans provided to WMS under the WMS Subfacility, and (ii) this Agreement is amended to remove WMS as a party hereto; and

          (e) the sale of real property owned by WSS on the Closing Date located in Walnut Creek, California, PROVIDED, THAT (i) the net sale proceeds received by WSS are not less than the book value of the property at the time of sale, and (ii) all net cash proceeds from such sale are used by WSS to prepay outstanding Revolving Loans.

     8.03 CONSOLIDATIONS AND MERGERS. The Borrowers shall not, and shall not suffer or permit any other Loan Party to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Loan Party may merge with or into any other Person in connection with an Acquisition otherwise permitted herein, PROVIDED, THAT such Loan Party shall be the continuing or surviving corporation following any such merger;

          (b) any Loan Party may merge with or into any other Loan Party, PROVIDED, THAT if any transaction shall be between a Borrower and any other Loan Party, such Borrower shall be the continuing or surviving corporation following any such merger; and

          (c) any Loan Party (other than a Borrower) may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to any Borrower or any other Loan Party.

     8.04 LOANS AND INVESTMENTS. The Borrowers shall not purchase or acquire, or suffer or permit any other Loan Party to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of any Borrower, except for:

          (a)  investments in Cash Equivalents;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business;

          (c) loans by WSS or WMS to Licensees, PROVIDED THAT (i) such loans are secured by such Licensees' accounts receivable, (ii) WSS or WMS, as applicable, has perfected its security interests by Uniform Commercial Code financing statements filed in the appropriate state and/or local offices, and
(iii) with respect to loans in excess of Five Hundred Thousand Dollars ($500,000) to any Licensee, all such Uniform Commercial Code financing statements are assigned to the Agent for the benefit of the Banks and all original instruments evidencing such Licensee loans are delivered to the Agent (subject to the Agent's obligation on a best efforts basis to return such original instruments in connection with a collection or enforcement action as provided in subsection 7.14(c)), together with copies of all security agreements executed by each Licensee and all Uniform Commercial Code financing statements filed by the WSS or WMS, as applicable, with respect to the collateral described in such security agreements.

          (d) investments incurred in order to consummate Acquisitions otherwise permitted herein;

          (e) loans to and investments in foreign Subsidiaries or Affiliates in an aggregate amount not exceeding twenty-five percent (25%) of Consolidated Net Worth;

          (f)  investments in Joint Ventures to the extent permitted under
Section 8.09;

          (g) loans to Franchisees for working capital purposes or to finance the purchase by a Franchisee of an interest in an Acquisition consummated by a Borrower;

          (h) investments in the stock of publicly traded corporations engaged in the same line of business as conducted by the Borrowers and the other Loan Parties on the Closing Date; PROVIDED, THAT such investments shall not exceed in the aggregate an acquisition cost of Five Hundred Thousand Dollars ($500,000) at any time;

          (i) existing and additional investments in, and existing and additional loans to, any other Loan Party or to a domestic Subsidiary of the Parent; PROVIDED, THAT, each such domestic Subsidiary, prior to the receipt of investment or loan proceeds, executes and delivers a guaranty, security agreement, and such other documentation as may be requested by Banks pursuant to the provisions of Section 7.13; and FURTHER PROVIDED THAT the aggregate amount of loans made by WSS or any other Loan Party to WMS PLUS the outstanding amount of Revolving Loans to WMS shall not exceed at any one time the WMS Subfacility; and

          (j) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations.

     8.05  [Intentionally Omitted].

     8.06 TRANSACTIONS WITH AFFILIATES. The Borrowers shall not, and shall not suffer or permit any other Loan Party to, enter into any transaction with any of its Affiliates or Subsidiaries, except (a) as expressly permitted by this Agreement, or (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of the Borrowers or such Subsidiary or Affiliate; in each case (a) and (b), upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary or Affiliate than would be obtained in a comparable arm's-length transaction with a Person not an

Affiliate or Subsidiary.

     8.07 USE OF CREDITS. The Borrowers shall not and shall not suffer or permit any other Loan Party to use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock,
(ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     8.08 CONTINGENT OBLIGATIONS. The Borrowers shall not, and shall not suffer or permit any other Loan Party to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the Ordinary Course of Business;

          (b)  Permitted Swap Obligations;

          (c) Contingent Obligations existing as of the Closing Date and listed in SCHEDULE 8.08;

          (d)  Contingent Obligations under the Loan Documents;

          (e) Guaranties of performance from time to time executed by the Borrowers in respect of the obligations of any Subsidiary in connection with state franchise registrations and obligations under franchise/license agreements;

          (f) Guaranties of performance from time to time executed by the Parent or WSS in respect of the obligations of any Subsidiary under real property leases entered into in the ordinary course of business, none of which individually involve aggregate rental obligations in excess of One Hundred Thousand Dollars ($100,000); and

          (g) additional Contingent Obligations in an aggregate amount not exceeding Three Hundred Thousand Dollars ($300,000) at any one time.

     8.09 JOINT VENTURES. The Borrowers shall not, and shall not suffer or permit any other Loan Party to, enter into any Joint Venture, other than in the same line of business as conducted by the Borrowers or any other Loan Party on the Closing Date, and PROVIDED, THAT the aggregate amount invested in all such Joint Ventures shall not exceed One Million Dollars ($1,000,000) at any time.

     8.10 COMPLIANCE WITH ERISA. The Borrowers shall not, and shall not suffer or permit any ERISA Affiliate to engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of One Million Dollars ($1,000,000).

     8.11 ACQUISITIONS. The Borrowers shall not make or commit to make, or suffer or permit any other Loan Party to make or commit to make, any Acquisitions unless all of the following conditions are satisfied:

          (a) The Aggregate Consideration paid or to be paid for any single Acquisition shall not exceed Ten Million Dollars ($10,000,000) unless all Banks have expressly approved such Acquisition in writing.

          (b) The assets of Acquiree shall not be subject to any Liens as of the Acquisition date, other than (i) Permitted Liens of the types described in subsections 8.01(c), 8.01(d) and 8.01(e), and (ii) purchase money security interests on any Property acquired or held by the Acquiree in the Ordinary Course of Business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property.

          (c) The assets of the Acquiree shall relate directly to the same lines of business as conducted by the Borrowers or any other Loan Party on the Closing Date.

          (d) The Acquisition is undertaken in accordance with all applicable Requirements of Law.

          (e) Immediately prior to, and immediately after, the consummation of the Acquisition, no Default or Event of Default shall have occurred and be continuing and the Borrowers shall be in compliance with the financial covenants set forth in Sections 8.13 - 8.17. If the Aggregate Consideration paid or to be paid for any single Acquisition exceeds Ten Million Dollars ($10,000,000), the Borrowers shall provide each Bank, upon consummation of the Acquisition, a Compliance Certificate, duly completed and signed.

          (f) The aggregate amount of cash expenditures on a cumulative basis after November 3, 1997, for all Acquisitions, whether consummated prior to or after November 3, 1997, and including payments in satisfaction of Acquisition Related Indebtedness, shall not exceed the amounts indicated as of the end of each fiscal year set forth below:

                FISCAL YEAR                            AMOUNT
                -----------                            ------

                1998                                   $20,000,000
                1999                                   $45,000,000
                2000                                   $60,000,000
                2001                                   $70,000,000
                2002                                   $80,000,000

     8.12  [INTENTIONALLY OMITTED].

     8.13 CAPITAL EXPENDITURES. The Borrowers shall not, and shall not permit any other Loan Party to, make or commit to make Capital Expenditures in excess of an aggregate of Eight Million Dollars ($8,000,000) in any fiscal year. For purposes of computing compliance with this section, (a) the unused portion of permitted Capital Expenditures shall not be carried forward from one fiscal year to a succeeding fiscal year, and (b) fixed or capital assets acquired through Acquisitions otherwise permitted herein shall not be included in the foregoing limitations.

     8.14 CURRENT RATIO. The Borrowers shall cause the Parent and its consolidated Subsidiaries (as of the end of any fiscal quarter) to maintain a ratio of current assets to current liabilities of not less than 1.35:1.0. For purposes of the foregoing calculation, current liabilities shall include all Revolving Loans outstanding as of the end of the fiscal quarter for which the ratio is calculated, irrespective of whether the Revolving Termination Date is less than or more than twelve (12) months after such date.

     8.15  [Intentionally Omitted].

     8.16 TOTAL DEBT TO EBITDA RATIO. The Borrowers shall not permit the Total Debt To EBITDA Ratio of the Parent and its consolidated Subsidiaries to exceed 3.0:1.0.

     "TOTAL DEBT TO EBITDA RATIO" means, with respect to the Parent and its consolidated Subsidiaries, the ratio obtained by dividing (a) Total Debt outstanding as of the last day of the fiscal quarter then ended, by (b) EBITDA for the four (4) fiscal quarter period then ended.

     "EBITDA" means, for any period, the sum of net income after taxes, interest expense, depreciation, amortization, other non-cash extraordinary charges, and tax expense.

     "TOTAL DEBT" means, without duplication, the sum of Revolving Loans, L/C Obligations, Capital Leases, Acquisition Related Indebtedness, and long term liabilities (including the current portion thereof).

     8.17 FIXED CHARGE COVERAGE RATIO. The Borrowers shall cause the Parent and its consolidated Subsidiaries to maintain a Fixed Charge Coverage Ratio for the four (4) fiscal quarter period immediately preceding the last day of the fiscal quarter then ended of not less than 1.25:1.0.

     "FIXED CHARGE COVERAGE RATIO" means, with respect to the Parent and its consolidated Subsidiaries, the ratio obtained by dividing (a) Cash Flow for Debt Service, by (b) the sum of the current portion of long term liabilities (measured as of the last day of the calculation period), interest expense, Operating Lease expense, and 12-1/2% of Revolving Loans and L/C Obligations outstanding as of the last day of the calculation period.

     "CASH FLOW FOR DEBT SERVICE" means the sum of net income after taxes, interest expense, Operating Lease expense, depreciation, amortization, other non-cash extraordinary charges, losses on asset sales, and cash proceeds from employee stock purchases, MINUS cash dividends, cash expenditures for the repurchase of the Parent's stock (including for the purpose of employee stock options and stock purchase plans), and gains on asset sales.

     8.18  [Intentionally Omitted] .

     8.19 CHANGE IN BUSINESS. The Borrowers shall not, and shall not permit any other Loan Party to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

     8.20 CHANGE IN STRUCTURE. Except as expressly permitted under Section 8.03, the Borrowers shall not, and shall not permit any other Loan Party to, make any changes in its equity capital structure (including in the terms of its outstanding stock), or amend its certificate of incorporation or by-laws in any material respect.

     8.21 ACCOUNTING CHANGES. The Borrowers shall not, and shall not suffer or permit any other Loan Party to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrowers or any other Loan Party; PROVIDED, HOWEVER, that the Borrowers or any other Loan Party may make a one-time change to either a September 30 or December 31 fiscal year-end and may adopt a thirteen-week/four-quarter fiscal period.


                                      ARTICLE IX

                                  EVENTS OF DEFAULT

     9.01 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

          (a) NON-PAYMENT. The Borrowers fail to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan or any amount of any L/C Obligation, or (ii) when and as required to be paid under any Specified Swap Contract, any payment or transfer under such Specified Swap Contract, or (iii) within five (5) Business Days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document (other than a Specified Swap Contract); or

          (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Borrowers or any other Loan Party made or deemed made herein, in any other Loan Document other than a Specified Swap Contract, or which is contained in any certificate, document or financial or other statement by the Borrowers or any other Loan Party, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document other than a Specified Swap Contract, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) SPECIFIC DEFAULTS. The Borrowers fail to perform or observe any term, covenant or agreement contained in Sections 7.01, 7.02, 7.03 or 7.09 or
Article VIII; or

          (d) OTHER DEFAULTS. The Borrowers fail to perform or observe any other term or covenant contained in this Agreement or any other Loan Document other than a Specified Swap Contract, and such default shall continue unremedied for a period of twenty (20) days after the earlier of (i) the date upon which a Responsible Officer knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrowers by the Agent or any Bank; or

          (e) CROSS-DEFAULT. (i) Any Borrower or any other Loan Party (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), in either case having an aggregate principal amount in excess of Two Hundred Thousand Dollars ($200,000)) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Specified Swap Contract an Early Termination Date (as defined in such Specified Swap Contract) resulting from (1) any event of default under such Specified Swap Contract as to which WSS is the Defaulting Party (as defined in such Specified Swap Contract) or (2) any Termination Event (as so defined) as to which WSS is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by WSS as a result thereof is greater than Two Hundred Thousand Dollars ($200,000).

          (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. Any Borrower or the Parent or any Material Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

          (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Borrower or any other Loan Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Borrower's or any such Loan Party's Properties, and any such proceeding or petition shall not be stayed or dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Borrower or any other Loan Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Borrower or any other Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

          (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of One Million Dollars ($1,000,000); or (ii) any of the representations and warranties contained in Section 6.07 shall cease to be true and correct and could reasonably be expected to result in a Material Adverse Effect; or

          (i) SUITS FILED BY TRADE CREDITORS. One or more suits shall be filed against any Borrower or any other Loan Party by a trade creditor or trade creditors in the aggregate amount of One Million Dollars ($1,000,000) or more; or

          (j) MONETARY JUDGMENTS. One or more non-interlocutory judgments, orders or decrees shall be entered against any Borrower or any other Loan Party involving in the aggregate a liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of One Million Dollars ($1,000,000) or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of ten (10) days after the entry thereof; or

          (k) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree shall be rendered against any Borrower or any other Loan Party which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (l)  COLLATERAL.

               (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against any Borrower or any other Loan Party which is party thereto or any Borrower or any other Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

               (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens; or

          (m) OWNERSHIP. (i) The Parent ceases to own one hundred percent (100%) of the issued and outstanding capital stock of WSS, or (ii) WSS ceases to own one hundred percent (100%) of the issued and outstanding capital stock of WMS, except as otherwise permitted under Section 8.02(d); or

          (n)  ADVERSE CHANGE.  There shall occur a Material Adverse Effect; or

          (o) GUARANTOR DEFAULTS. Any Guarantor shall fail in any material respect to perform or observe any term, covenant or agreement in the Guaranty; or the Guaranty shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise cease to be in full force and effect, or any Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or any event described at paragraphs (f) or
(g) above shall occur with respect to any Guarantor; or

          (p) INVALIDITY OF SUBORDINATION PROVISIONS. The subordination provisions of any agreement or instrument governing any subordinated debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Indebtedness hereunder shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or such subordination provisions; or

     9.02 REMEDIES. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

          (a) declare the Commitment of each Bank and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall forthwith be terminated;

          (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

          (c) demand that the Borrowers Cash Collateralize L/C Obligations to the extent of outstanding and wholly or partially undrawn Letters of Credit, whereupon the Borrowers shall so Cash Collateralize; and

          (d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in paragraph
(f) or (g) of Section 9.01 above (in the case of clause (i) of paragraph (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate, and such amount available for drawing under Letters of Credit and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act or notice by the Agent, the Issuing Bank or any Bank, which are hereby expressly waived by the Borrowers.

     9.03 SPECIFIED SWAP CONTRACT REMEDIES. Notwithstanding any other provision of this Article IX, each Swap Provider shall have the right, with prior notice to the Agent, but without the approval or consent of the Agent or the other Banks, with respect to any Specified Swap Contract of such Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date, (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contracts and to set-off amounts between Specified Swap Contracts, and
(c) to prosecute any legal action against WSS to enforce net amounts owing to such Swap Provider.

     9.04 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                      ARTICLE X

                             THE AGENT AND ISSUING BANK

     10.01  APPOINTMENT AND AUTHORIZATION.

          (a) Each of the Banks and the Issuing Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank or the Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; PROVIDED, HOWEVER, that the Issuing Bank shall have all of the benefits and immunities
(i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     10.02 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.03 LIABILITY OF AGENT AND ISSUING BANK. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of any Borrower or any other Loan Party.

     10.04  RELIANCE BY AGENT.

            (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be

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

genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     10.05 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Article IX; PROVIDED, HOWEVER, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     10.06 CREDIT DECISION. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and the other Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

     10.07 INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the termination of the Letters of Credit and the repayment of the Loans and the termination or resignation of the related Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks in this Section shall survive the payment of all Obligations hereunder.

     10.08 AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers and the other Loan Parties as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. With respect to its Loans and participation in Letters of Credit, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank, and the terms "Bank" and "Banks" shall include BofA in its individual capacity.

     10.09 SUCCESSOR AGENT. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon thirty (30) days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

     10.10 COLLATERAL MATTERS.

           (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

           (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting Property in which none of the Borrowers or any other Loan Party owned an interest at the time the Lien was granted or at any time thereafter;
(iv) constituting Property leased to any Borrower or any other Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Borrower or such other Loan Party to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by all the Banks, as the case may be, as provided in subsection 11.01(f). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.10(b).

           (c) Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrowers or any other Loan Parties) that the Borrowers' obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.

     10.11 CO-AGENTS; LEAD MANAGERS. None of the Banks identified on the facing page or signature pages of this Agreement as a "co-agent" or "lead-manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                      ARTICLE XI

                                    MISCELLANEOUS

     11.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks, the Borrowers and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, the Borrowers and acknowledged by the Agent, do any of the following:

           (a) increase or extend the Commitment (including the L/C Commitment) of any Bank (or reinstate any Commitment terminated pursuant to subsection 9.02(a)) or subject any Bank to any additional obligations;

           (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan Document;

           (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

           (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

           (e) amend or waive this Section 11.01 or Sections 2.14, 8.04(e), 8.11, 8.13, 8.14, 8.16, or 8.17 (including changes to any defined terms contained in any of these Sections) or any provision providing for consent or other action by all Banks; or

           (f) discharge in whole or in part any Guarantor, or release any portion of the Collateral except as otherwise may be provided in the Collateral Document or this Agreement;

and, PROVIDED FURTHER, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued by it, and (B) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

     11.02  NOTICES.

           (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by any Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 11.02, and (ii) shall be followed promptly by a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on SCHEDULE 11.02; or, as directed to a Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent.

           (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next day) delivery, or transmitted by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or XI to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

           (c) The Borrowers acknowledge and agree that any agreement of the Agent, the Issuing Bank and the Banks at Articles II and III herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrowers. The Agent, the Issuing Bank and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Borrower to give such notice and the Agent, the Issuing Bank and the Banks shall not have any liability to any Borrower or other Person on account of any action taken or not taken by the Agent, the Issuing Bank or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and drawings under Letters of Credit shall not be affected in any way or to any extent by any failure by the Agent, the Issuing Bank and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent, the Issuing Bank and the Banks of a confirmation which is at variance with the terms understood by the Agent, the Issuing Bank and the Banks to be contained in the telephonic or facsimile notice.

     11.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent, the Issuing Bank or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.04 COSTS AND EXPENSES. The Borrowers shall, whether or not the transactions contemplated hereby shall be consummated:

           (a) pay or reimburse BofA (including in its capacity as Agent and Issuing Bank) within fifteen (15) Business Days after demand (subject to subsection 5.01(g)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by BofA (including in its capacity as Agent and Issuing Bank) with respect thereto; PROVIDED, HOWEVER, that so long as no more than three (3) revision drafts of this Agreement are required to be prepared and the Borrowers and the Banks do not engage in protracted negotiations in connection with the finalization of this Agreement and the remaining Loan Documents, the liability of Borrowers to BofA for Attorney Costs incurred in connection with the preparation and negotiation of the Loan Documents required as of the Closing Date shall not exceed Twenty Five Thousand Dollars ($25,000).

           (b) pay or reimburse each Bank and the Agent within fifteen (15) Business Days after demand (subject to subsection 5.01(g)) for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Agent and any Bank; and

           (c)  pay or reimburse BofA (including in its capacity as Agent and

Issuing Bank) within fifteen (15) Business Days after demand (subject to subsection 5.01(g)) for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Agent and Issuing Bank) in connection with the matters referred to under subsections (a) and (b) of this Section.

     11.05 INDEMNITY. Whether or not the transactions contemplated hereby shall be consummated:

           (a) GENERAL INDEMNITY. The Borrowers shall pay, indemnify, and hold each Bank, the Issuing Bank, the Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements which are reasonably and necessarily incurred in connection therewith (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Specified Swap Contracts or the Loans or the Letters of Credit, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person; and PROVIDED FURTHER, that the Borrowers shall have no obligation hereunder with respect to Indemnified Liabilities owed by an Indemnified Person to another Indemnified Person.

           (b) SURVIVAL; DEFENSE. The obligations in this Section 11.05 shall survive payment of all other Obligations. At the election of any Indemnified Person, the Borrowers shall defend such Indemnified Person using legal counsel mutually satisfactory to such Indemnified Person and the Borrowers, which consent shall not unreasonably be withheld, at the sole cost and expense of the Borrowers. All amounts owing under this Section 11.05 shall be paid within thirty 30 days after demand. The Indemnified Person shall not settle a claim or demand without the prior written consent of the Borrowers, which consent shall not unreasonably be withheld.

     11.06 MARSHALLING; PAYMENTS SET ASIDE. None of the Agent, the Issuing Bank or the Banks shall be under any obligation to marshall any assets in favor of the Borrowers or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrowers make a payment or payments to the Agent, the Issuing Bank or the Banks, or the Agent, the Issuing Bank or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or the Issuing Bank in its discretion) to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent or the Issuing Bank, as the case may be, upon demand its ratable share of the total amount so recovered from or repaid by the Agent.

     11.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent, the Issuing Bank and each Bank.

     11.08  ASSIGNMENTS, PARTICIPATIONS, ETC.

           (a) Any Bank may, with the written consent of the Borrowers at all times other than during the existence of an Event of Default and the Agent and the Issuing Bank, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Revolving Commitment (including the L/C Commitment contained therein), the Term Commitment, and the other rights and obligations of such Bank hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the Borrowers, the Issuing Bank and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of EXHIBIT E ("ASSIGNMENT AND ACCEPTANCE") and (C) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of Three Thousand Five Hundred Dollars ($3,500) and provided further that (A) the aggregate amount of the Revolving Commitment, Term Commitment, the Loans, and the participation in L/C Obligations of the assigning Bank being assigned pursuant to any Assignment and Acceptance (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Five Million Dollars ($5,000,000), and (B), after giving effect to such assignment and all prior assignments by such Bank, the assigning Bank, together with the Bank Affiliates of such Bank, shall continue to hold a beneficial interest in an aggregate amount of its or their Revolving Commitment, Term Commitment, Loans, and participation in L/C Obligations equal to at least 50% of the aggregate amount of the assigning Bank's original Revolving Commitment and Term Commitment (each as adjusted to take into account any reduction thereof in accordance with this Agreement).

           (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

           (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolving Commitments, Revolving Loan Commitments, Term Commitments, and L/C Commitments arising therefrom. The Revolving Commitment, Revolving Loan Commitment, Term Commitment, and L/C Commitment allocated to an Assignee shall reduce the Revolving Commitment, Revolving Loan Commitment, Term Commitment, and L/C Commitment of the assigning Bank PRO TANTO.

           (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of any Borrower (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating

Bank shall remain solely responsible for the performance of such obligations,
(iii) the Borrowers, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the FIRST PROVISO to Section 11.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

           (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by or on behalf of any Borrowers or any other Loan Party, or by the Agent on such Borrower's or other Loan Party's behalf, in connection with this Agreement or the transactions contemplated hereby or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than any Borrower, provided that such source is not bound by a confidentiality agreement with such Borrower known to the Bank; PROVIDED FURTHER, HOWEVER, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority; (B) upon reasonable advance notice to the Borrowers if such notice is allowed by applicable Requirements of Law, pursuant to subpoena or other court process; (C) upon reasonable advance notice to the Borrowers if such notice is allowed by applicable Requirements of Law, when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) upon reasonable advance notice to the Borrowers if such notice is allowed by applicable Requirements of Law, to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, and (F) to such Bank's independent auditors and other professional advisors who have been advised of the terms of this confidentiality provision. Notwithstanding the foregoing, the Borrowers authorize each Bank to disclose to any Participant or Assignee (each, a "TRANSFEREE") and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Borrowers or any other Loan Party which has been delivered to Agent or the Banks pursuant to this Agreement or which has been delivered to the Agent or the Banks by the Borrowers in connection with the Banks' credit evaluation of the Borrowers prior to entering into this Agreement; PROVIDED that, unless otherwise agreed by the Borrowers, such Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

           (f) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans made by the Borrowers to or for the account of the assigning or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrowers' obligations hereunder in respect to such assigned Loans to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

     11.09 SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of any Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 11.09 are in addition to the other rights and remedies (including other rights of set-off) which such Bank may have.

     11.10 AUTOMATIC DEBITS OF FEES. With respect to any commitment fee, facility fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Issuing Bank or BofA under the Loan Documents, each Borrower hereby authorizes BofA to debit any deposit account of such Borrower with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 11.10 shall be deemed a set-off.

     11.11 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Offshore Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     11.12 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Agent.

     11.13 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.14 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Banks, the Issuing Bank and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. None of the Borrowers, the Agent, the Issuing Bank or any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents, except to an Indemnified Person.

     11.15  TIME.  Time is of the essence as to each term or provision of this

Agreement and each of the other Loan Documents.

     11.16  GOVERNING LAW AND JURISDICTION.

           (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA EXCEPT, IN THE CASE OF
ARTICLE III, TO THE EXTENT THAT SUCH LAWS ARE INCONSISTENT WITH THE UCP; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

           (b) EXCEPT AS OTHERWISE LIMITED BY SECTION 11.17, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT, THE ISSUING BANK AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT, THE ISSUING BANK AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

           (c) Nothing contained in this Section shall override any contrary provision contained in any Specified Swap Contract.

     11.17  ARBITRATION; REFERENCE PROCEEDING.

           (a) Any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort with respect thereto, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall have appropriate or relevant experience in the subject matter at issue. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable may be determined by the arbitrator(s) or by court order. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

           (b) Notwithstanding the provisions of subparagraph (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Banks which is secured by real property collateral located in California. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph (c).

           (c) A controversy or claim which is not submitted to arbitration as provided and limited in subparagraphs (a) and (b) shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Sections 638 ET SEQ. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings and having appropriate or relevant experience in the subject matter at issue. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California

Code of Civil Procedure Sections 644 and 645.

           (d) No provision of this Paragraph shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference. At the option of Majority Banks, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

           (e) Whether pursuant to arbitration, reference or some other remedy under subparagraphs (a), (b), (c), or (d), the successful or prevailing party or parties shall be entitled to recover reasonable Attorney Costs, in addition to any other relief to which it or they may be entitled, with respect to any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments delivered in connection herewith and any claim based on or arising from a tort with respect thereto.

     11.18 JOINT AND SEVERAL LIABILITY OF THE BORROWERS; WAIVER OF CERTAIN DEFENSES.

           (a) The obligation of each Borrower to pay all the Obligations under this Agreement is a direct, primary, separate, joint and several, and independent obligation, is not in whole or in part a surety relationship, is absolute and unconditional, and is not dependent in whole or in part upon the obligations of the other Borrower. Each Borrower is liable to the Agent and the Banks for the entire amount of the Obligations, and a separate action may be brought against such Borrower whether such action is brought against the other Borrower or any guarantor or whether the other Borrower or any such guarantor is joined in such action. Each Borrower's liability hereunder is immediate and not contingent upon the exercise or enforcement by the Agent or the Banks of whatever remedies they may have against the other Borrower or any guarantor, or the enforcement of any lien or realization upon any security the Agent or the Banks may at any time possess. Any release which may be given by the Agent and the Banks to any Borrower or any guarantor shall not release the other Borrower. The Agent and the Banks shall be under no obligation to marshall any assets of any Borrower or any guarantor in favor of the other Borrower or against or in payment of any or all of the Obligations.

           (b) To the maximum extent permitted by applicable law, each Borrower hereby waives, solely in respect of any claims or defenses which such Borrower might otherwise have by reason of being determined to be a surety for or guarantor of the obligations of the other Borrower with respect to the
Obligations:

               (i) any right to assert against the Agent or the Bank any defense (legal or equitable), set-off, counterclaim, or claim which such Borrower may now or at any time hereafter have against the other Borrower or any guarantor;

               (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor or the legal liability of the other Borrower or any guarantor or any claim that any of the Obligations (whether for principal, interest, costs, expenses, or otherwise and whether incurred or accruing pre- or post petition in any Insolvency Proceeding) is not an allowable claim in any Insolvency Proceeding with respect to the other Borrower or any guarantor;

               (iii) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or the Banks, including any defense based upon an election of remedies by the Agent or the Banks under the provisions of Section 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction;

               (iv) any defense based on any alteration, impairment or release of the Obligations or any security therefor, whether or not resulting from any act or failure to act by the Agent or the Banks; and

               (v) any right to require the Agent or the Banks to institute suit against the other Borrower or any guarantor or to exhaust any rights and remedies which the Agent or the Banks have or may have against the other Borrower or any guarantor.

           (c) Without notice to or by any Borrower and without affecting or impairing the obligation of such Borrower hereunder, the Agent and the Banks may, by action or inaction, compromise or settle, extend the period of duration or time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Loan Documents or may grant other indulgences to the other Borrower or any guarantor in respect thereof, or may agree to amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Documents, or may, by action or inaction, release or substitute any guarantor of the Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Obligations or any guaranty of the Obligations, or any portion thereof.

     11.19 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Banks, the Issuing Bank and the Agent, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   WESTERN STAFF SERVICES (USA), INC.


                                   By /s/
                                     ---------------------------------------
                                     Dirk A. Sodestrom
                                     Vice President and Controller


                                   By /s/
                                     ---------------------------------------
                                     Michael W. Ehresman
                                     Vice President and Treasurer

                                   WESTERN MEDICAL SERVICES, INC.


                                   By /s/
                                     ---------------------------------------
                                     Michael J. Nicholson
                                     President, Chief Operating Officer
                                     and Chief Financial Officer


                                   By /s/
                                     ---------------------------------------
                                    Cynthia L. Sloneker
                                     Controller



                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as Agent


                                   By /s/
                                     ---------------------------------------
                                      Patrick W. Zetzman
                                      Vice President



                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as a Bank
                                   and as Issuing Bank


                                   By /s/
                                     ---------------------------------------
                                      Lisa M. Thomas
                                      Vice President



                                   COMERICA BANK-CALIFORNIA, as a Bank


                                   By /s/
                                     ---------------------------------------
                                     Lori S. Edwards
                                     First Vice President and Group
                                     Manager



                                   SANWA BANK CALIFORNIA,
                                   as a Bank


                                   By /s/
                                     ---------------------------------------
                                      David J. Neagle
                                      Vice President

                                   SCHEDULE 2.01(a)
                                   ----------------

                                   TERM COMMITMENT
                                   ---------------

NAME OF BANK                                                TERM COMMITMENT
------------                                                ---------------

Bank of America National Trust
and Savings Association                                      $ 9,485,144

Comerica Bank - California                                   $ 7,281,667

Sanwa Bank California                                        $ 5,078,189
                                                             -----------

              TOTAL                                          $21,845,000


                                   SCHEDULE 2.01(b)
                                   ----------------

                                 REVOLVING COMMITMENT
                                 --------------------

                         COMMITMENT          REVOLVING           L/C
NAME OF BANK             PERCENTAGE          COMMITMENT          COMMITMENT
------------             ----------          ----------          ----------

Bank of America       43.420210000%         $39,078,189         $ 8,684,042
National Trust
and Savings
Association

Comerica Bank -       33.333333333%         $30,000,000         $ 6,666,667
California

Sanwa Bank            23.246456667%         $20,921,811         $ 4,649,291
California            -------------         -----------         -----------

    TOTAL            100.000000000%         $90,000,000         $20,000,000

                                   SCHEDULE 3.03
                                   -------------

                          EXISTING BOFA LETTERS OF CREDIT
                          -------------------------------

L/C NUMBER          AMOUNT              EXPIRY DATE         BENEFICIARY
----------          ------              -----------         -----------

134556              $4,000,000          12/31/98            The Travelers

139501              $4,500,000          12/31/98            The Travelers
                                                            Indemnity Company
                                                            of Illinois

LASB-223339         $1,500,000          12/31/98            The Travelers
                                                            Indemnity Company
                                                            of Illinois

                                   SCHEDULE 6.05
                                   -------------

                                     LITIGATION
                                     ----------



                                        None

                                   SCHEDULE 6.07
                                   -------------

                                       ERISA
                                       -----

                                        None

                                   SCHEDULE 6.12
                                   -------------

                               ENVIRONMENTAL MATTERS
                                ---------------------

                                         None

                                    SCHEDULE 6.19
                                    -------------

                                   SUBSIDIARIES AND
                                   ----------------
                                  EQUITY INVESTMENTS
                                  ------------------

Active Domestic Subsidiaries
----------------------------

Western Medical Services (NY), Inc.
Western Technical Services, Inc.
MediaWorld International
Western Staff Services (Guam), Inc.
Alternative Billing Services, Inc.
Best Temporaries, Inc.
Best Temporaries Federal Systems, Inc.

Inactive Domestic Subsidiaries
------------------------------

Western Legal Services, Inc.
Western Television News, Inc.
Western Permanent Services Agency, Inc.
Western Service, Inc.
Kontorservice, Inc.


Foreign Subsidiaries
--------------------

AUSTRALIA:
Western Staff Services Pty. Ltd.
Western Personnel Services Pty. Ltd.
Western Temporary Services Pty. Ltd.

DENMARK:
Western Service A/S
Aksten's Kontorservice "Vikar" ApS

NEW ZEALAND:
Western Staff Services (N.Z.) Limited

NORWAY:
Western Staff Services A/S
Kontorservice A/S

UNITED KINGDOM:
Western Staff Services (U.K.) Limited

                                   SCHEDULE 6.21
                                   -------------

                                   LICENSEE LOANS
                                   --------------

Name of Licensee                                            Outstanding Loans
----------------                                              as of 1/24/98
                                                            -----------------


                                 Medical Licensees
                                 -----------------

Aim Home Care Management Services, Inc.;                     $1,959,844.69
American International Medical Nursing
Professional Services, Inc.; American
International Medical Home Care, Inc.;
Aim Home Care, Inc.,; Glendale and Aim
Home Care, Inc. - Encino

Aim Home Care Management Services, Inc.;                      $1,324,308.96
American International Medical Nursing
Professional Services, Inc.; American
International Medical Home Care, Inc.;
Aim Home Care, Inc. - West LA*

Western Medical Services of Oberlin, Ohio, Inc.*              $  517,965.58
Western Medical Services of Oberlin, Inc.*                    $1,065,840.03

Western Medical Services of Tallahassee, Inc.                 $  335,138.89
(Tallahassee, FL)**
Western Medical Services of Tallahassee, Inc.
(Jacksonville, FL)**

SUBTOTAL                                                      $5,203,098.15


                  Office & Light Industrial and Technical Licensees
                  -------------------------------------------------

Western Staff Services of Shreveport, Inc.                    $  151,255.61

Western Staff Services of Jackson, Inc.                       $  476,112.19
(Jackson, MS)**
Western Staff Services of Jackson, Inc.
(Hattiesburg, MS)**

Western Temporary Services of                                 $  697,847.79
Utica/Syracuse, Inc.
(New Hartford, NY)**

Western Temporary Services of
Utica/Syracuse, Inc.
(Liverpool, NY)**

Western Staff Services of Wytheville, Inc.                    $  554,839.02
(Wytheville, VA)**
Western Staff Services of Wytheville, Inc.
(Marion, VA)**


Western Staff Services of Palatka, Inc.                       $   94,941.36
(Palatka, FL)**
Western Staff Services of Palatka, Inc.
(St. Augustine, FL)**
Western Staff Services of Palatka, Inc.
(Bunnell, FL)**

SUBTOTAL                                                      $1,974,995.97


TOTAL                                                         $7,178,094.12

*Corporations are parties to only one license agreement.

**Corporation is party to two or more license agreements; loan balances are consolidated

                                   SCHEDULE 8.01
                                   --------------

                                  PERMITTED LIENS
                                   ---------------

Personal Property Liens
-----------------------

1. Danish government bonds in the amount of DKR 3,005.645 pledged to Unibank A/S for line of credit.

Real Property Liens
-------------------

1. Deed of Trust on real property known as 220, 230 and 298 N. Wiget Lane, Walnut Creek, California, to secure indebtedness in the principal amount of $2,000,000 payable to Sanwa Bank California, as amended on July 3, 1996.

                                   SCHEDULE 8.08
                                   -------------

                               CONTINGENT OBLIGATIONS
                               ----------------------

1. The guaranty by Parent and/or WSS of certain real property leases entered into in the ordinary course of business by the Subsidiaries, none of which individually involve aggregate rental obligations in excess of $100,000.

2. The guaranty by the Borrowers and each Subsidiary of the indebtedness of the Parent to Sanwa Bank California in the amount of $2,000,000 per the Term Loan Agreement dated June 21, 1994.

                                   SCHEDULE 11.02
                                   --------------

                               ADDRESSES FOR NOTICES
                                ---------------------

BORROWERS
---------

Western Staff Services (USA), Inc.
Western Medical Services, Inc.
P.O. Box 9280
301 Lennon Lane
Walnut Creek, CA 94598
Attn:  Treasurer
Fax:  (510) 930-5361
Tel:  (510) 930-5300

With a copy to (with respect to
notices required under Articles
IX and XI only):

General Counsel
Legal Department
P.O. Box 9280
301 Lennon Lane
Walnut Creek, CA 94598


BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION, as Agent
---------------------------------

FOR ADMINISTRATIVE NOTICES REGARDING BORROWINGS, PAYMENTS,
CONVERSIONS, CONTINUATION, LETTERS OF CREDIT, FEES AND INTEREST:
Bank of America National Trust
and Savings Association
Agency Administrative Services #5596
1850 Gateway Blvd.
Concord, CA 94520
Attention:  Amalia Luna
Telephone:  (510) 675-8423
Facsimile:  (510) 675-8500

FOR NOTICES REGARDING WAIVERS, AMENDMENTS, FINANCIAL STATEMENTS,
ASSIGNMENTS AND ALL OTHER NOTICES:
Bank of America National Trust
and Savings Association
Agency Management #10831
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attention:  Leandro Balidoy
            Vice President
Telephone:  (415) 436-4008
Facsimile:  (415) 436-3425

BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION, as a Bank
----------------------------------
Bank of America National Trust
and Savings Association
East Bay Commercial Banking Office #1472
300 Lakeside Drive, Suite 250
Oakland, CA 94612
Attention:  Lisa Thomas
            Vice President
Telephone:  (510) 273-5324
Facsimile:  (510) 273-5299

DOMESTIC AND OFFSHORE LENDING OFFICE:
1850 Gateway Boulevard
Concord, CA 94520


BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION, as Issuing Bank
----------------------------------------

Bank of America National Trust
and Savings Association
International Trade Banking Division #5655
333 S. Beaudry Ave., 19th Floor
Los Angeles, CA 90017


COMERICA BANK - CALIFORNIA, as a Bank
-------------------------------------

Comerica Bank - California
155 Grand Avenue, Suite 402
Oakland, CA 94612
Attention:  Lori Edwards
            Vice President
Telephone:  (510) 645-2203
Facsimile:  (510) 645-2220

DOMESTIC AND OFFSHORE LENDING OFFICE:
155 Grand Avenue, Suite 402
Oakland, CA 94612


SANWA BANK CALIFORNIA, as a Bank
--------------------------------

Sanwa Bank California
Commercial Banking Center
2127 Broadway
Oakland, CA 94612
Attention:  David J. Neagle
            Vice President
Telephone:  (510) 444-1409
            (510) 268-0700

DOMESTIC AND OFFSHORE LENDING OFFICE:
2127 Broadway
Oakland, CA 94612

                                      EXHIBIT A

                                 NOTICE OF BORROWING


                                             Date:  ________________, 199_


To: Bank of America National Trust and Savings Association as Agent for the Banks parties to the Credit Agreement dated as of March 4, 1998 (as extended, renewed, amended or restated from time to time, the "CREDIT AGREEMENT") among Western Staff Services (USA), Inc., Western Medical Services, Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent


Ladies and Gentlemen:

     The undersigned refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified below for the account of the undersigned:

          1.  The proposed Borrowing is for the account of:

               / /  Western Staff Services (USA), Inc.

               / /  Western Medical Services, Inc.

          2.  The Business Day of the proposed Borrowing is
                             , 19   .
     ------------------------    ---

          3.  The aggregate amount of the proposed Borrowing is
     $                     .
      ---------------------

          4.  The Borrowing is of [Revolving Loans] [Term Loans] to be comprised
     of $            of [Base Rate] [Offshore Rate] Loans.
         -----------

          5. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be [_____ days] [_____ months].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a)  the representations and warranties of the Borrowers contained in
     Article VI of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date, and except as to the representations and warranties set forth in Section 6.11 of the Credit Agreement which shall be deemed to refer to the most recent financial statements delivered pursuant to subsections 7.01(a) and 7.01(b) of the Credit Agreement);

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

          [(c) If the proposed Borrowing is of Revolving Loans, the proposed Borrowing will not cause (i) the aggregate principal amount of all outstanding Revolving Loans PLUS the aggregate amount available for drawing under all outstanding Letters of Credit PLUS the aggregate principal amount of all outstanding L/C Borrowings to exceed the Aggregate Revolving Commitment, or (ii) the aggregate principal amount of all outstanding Revolving Loans made for the account of Western Medical Services, Inc. to exceed the WMS Subfacility.]

          [(c) If the proposed Borrowing is of Term Loans, the proposed Borrowing will not cause the aggregate principal amount of all outstanding Term Loans to exceed the combined Term Commitments of the Banks.]


                                   WESTERN STAFF SERVICES (USA), INC.


                                   By:
                                        -------------------------

                                   Title:
                                           ----------------------

                                      EXHIBIT B

                          NOTICE OF CONVERSION/CONTINUATION



                                   Date:                  , 199
                                          ----------------     --


To: Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Credit Agreement dated as of March 4, 1998 (as extended, renewed, amended or restated from time to time, the "CREDIT AGREEMENT") among Western Staff Services (USA), Inc., Western Medical Services, Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

     The undersigned refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein which were made for the account of the undersigned, that:

          1. The Conversion/Continuation pertains to Loans made for the account of:

                / /  Western Staff Services (USA), Inc.

                / /  Western Medical Services, Inc.

          2.  The Conversion/Continuation Date is             , 19  .
                                                  ------------    --


          3.  The aggregate amount of the [Revolving Loans] [Term Loans] to be
     [converted] [continued] is $              .
                                 --------------

          4.  The Loans are to be [converted into] [continued as]
     [Offshore Rate] [Base Rate] Loans.

          5.  [If applicable:]  The duration of the Interest Period for the
     Loans included in the [conversion] [continuation] shall be [     days] [
      months].                                                   ----        ---

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a)  the representations and warranties of the Borrowers contained in
     Article VI of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date, and except as to the representations and warranties set forth in Section 6.11 of the Credit Agreement which shall be deemed to refer to the most recent financial statements delivered pursuant to subsections 7.01(a) and 7.01(b) of the Credit Agreement));

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

          [(c) If the proposed [conversion] [continuation] is of Revolving Loans, the proposed [conversion] [continuation] will not cause (i) the aggregate principal amount of all outstanding Revolving Loans PLUS the aggregate amount available for drawing under all outstanding Letters of Credit PLUS the aggregate principal amount of all outstanding L/C Borrowings to exceed the Aggregate Revolving Commitment, or (ii) the aggregate principal amount of all outstanding Revolving Loans made for the account of Western Medical Services, Inc. to exceed the WMS Subfacility.]

          [(c) If the proposed [conversion] [continuation] is of Term Loans, the proposed [conversion] [continuation] will not cause the aggregate principal amount of all outstanding Term Loans to exceed the combined Term Commitments of the Banks.]



                                   WESTERN STAFF SERVICES (USA), INC.


                                   By:
                                       -------------------------

                                   Title:
                                          ----------------------

                                      EXHIBIT C


                          WESTERN STAFF SERVICES (USA), INC.
                                         AND
                            WESTERN MEDICAL SERVICES, INC.
                                COMPLIANCE CERTIFICATE



                              Financial
                              Statement Date:              , 199
                                               ------------     ---


     Reference is made to that certain Credit Agreement dated as of March 4, 1998 (as extended, renewed, amended or restated from time to time, the "CREDIT AGREEMENT") among Western Staff Services (USA), Inc., a California corporation ("WSS"), Western Medical Services, Inc., a California corporation ("WMS"), the several financial institutions from time to time parties to this Credit Agreement (the "BANKS") and Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "AGENT"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

     The person signing below on behalf of WSS hereby certifies as of the date hereof that he/she is the __________________ of WSS, and that, as such, he/she is a Responsible Officer authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of WSS. The person signing below on behalf of WMS hereby certifies as of the date hereof that he/she is the _______________ of WMS, and that, as such, he/she is a Responsible Officer authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of WMS. Each of the undersigned hereby further certifies that:

[USE THE FOLLOWING PARAGRAPH IF THIS CERTIFICATE IS DELIVERED IN CONNECTION WITH THE FINANCIAL STATEMENTS REQUIRED BY SUBSECTION 7.01(a) OF THE CREDIT AGREEMENT.]

     1. Attached as SCHEDULE 1 hereto are (a) a true and correct copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of the fiscal year ended _______________, 199__, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of ______________________ [or another nationally-recognized certified independent public accounting firm], which report states that such consolidated financial statements are complete and correct and have been prepared in accordance with GAAP, and fairly present, in all material respects, the financial position and results of operations of the Parent and its consolidated Subsidiaries for the periods indicated and on a basis consistent with prior periods; and (b) the unaudited consolidating balance sheet of the Parent and its consolidated Subsidiaries as of the end of the fiscal year ended ______________, 199__, and the related consolidating statements of income for such fiscal year, which I hereby certify were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes) and fairly present, in all material respects, the financial position and the results of operations of the Parent and its consolidated Subsidiaries.

                                          OR

[USE THE FOLLOWING PARAGRAPH IF THIS CERTIFICATE IS DELIVERED IN CONNECTION WITH THE FINANCIAL STATEMENTS REQUIRED BY SUBSECTION 7.01(b) OF THE CREDIT AGREEMENT.]


     1. Attached as SCHEDULE 1 hereto are (a) a true and correct copy of the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of the fiscal quarter ended __________, 199__, and the related unaudited consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, and (b) the consolidating balance sheet the Parent and its consolidated Subsidiaries as of the end of the fiscal quarter ended ______________, 199__, and the related consolidating statements of income for such fiscal quarter. Each of the undersigned hereby certifies that such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes) and fairly present, in all material respects, the financial position and the results of operations of the Parent and its consolidated Subsidiaries.

     2. To the best of each of the undersigned's knowledge, each of WSS and WMS, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by it, and neither of the undersigned has any knowledge of any Default or Event of Default.

     3.   The following financial covenant analyses and information set forth on
SCHEDULE 2 attached hereto are true and accurate on and as of the date of this Certificate.


     IN WITNESS WHEREOF, the each of undersigned has executed this Certificate
as of                    , 199  .
      -------------------     --


                                   WESTERN STAFF SERVICES (USA), INC.



                                   By:
                                       ------------------------------

                                   Title:
                                          ---------------------------

                                   WESTERN MEDICAL SERVICES, INC.



                                   By:
                                       ------------------------------

                                   Title:
                                          ---------------------------

                                      SCHEDULE 2
                       TO OFFICER'S COMPLIANCE CERTIFICATE (1)
                              Dated               , 19
                                    -----------       ---



I.   FINANCIAL COVENANTS
     -------------------

A.  Current Ratio (Section 8.14)
    -------------

      1.   Consolidated current assets                 $
                                                        --------------
      2.   Divided by:  Consolidated current
           ----------
           Liabilities (including all Revolving
           Loans outstanding)                          $
                                                        --------------

      Actual current ratio for
      Parent and its Subsidiaries                          =
                                                                 --------------

      Minimum current ratio required
      for Parent and its Subsidiaries                            1.35:1.0

B.  Total Debt to EBITDA Ratio (Section 8.16)
    --------------------------

      1.   Revolving Loans outstanding                $
                                                        --------------
      2.   Plus:  L/C Obligations                  +  $
           ----                                         --------------

      3.   Plus:  Capital Leases                   +  $
           ----                                         --------------

      4.   Plus:  Acquisition Related
           ----   Indebtedness outstanding         +  $
                                                        --------------

      5.   Plus:  Long term liabilities
           ----   (including current portion)      +  $
                                                        --------------

                                            SUBTOTAL:            $
                                                                  -------------

      all divided by
      --------------

      1.   NPAT                                       $
                                                        --------------

      2.   Plus:  Non-cash charges                 +  $
           ----                                         --------------

      3.   Plus:  Interest expense                 +  $
           ----                                         --------------

      4.   PLUS:  Tax expense                      +  $
           ----                                         --------------

                                            SUBTOTAL:          $
                                                                 --------------

      Actual Total Debt to EBITDA Ratio:                    to 1.0
                                                       ----

      Maximum Total Debt to EBITDA Ratio Permitted:    3.0 to 1.0



---------------------------
      (1) The tables set forth herein are for convenience of computation only and do not modify or amend the terms set forth in the Agreement. Reference is hereby made to the Agreement for the definitions of capitalized accounting terms not otherwise defined herein.


E.    Fixed Charge Coverage Ratio (Section 8.17)
      ---------------------------

      1.   NPAT                                             $
                                                            ----------

      2.   Plus:  Non-Cash Charges                       +  $
           ----                                             ----------

      3.   Plus:  Interest Expense                       +  $
           ----                                             ----------

      4.   Plus:  Operating Lease expense                +  $
           ----                                             ----------

      5.   Plus:  Losses on Asset Sales                  +  $
           ----                                             ----------

      6.   Plus:  Cash Proceeds from Employee
           ----   Stock Purchases                        +  $
                                                            ----------

      7.   Less:  Cash Dividends                         -  $
           ----                                             ----------

      8.   Less:  Cash Expenditures for
           ----   Repurchase of Stock                    -  $
                                                            ----------

      9.   Less:  Gains on Asset Sales                   -  $
           ----                                             ----------

                                                 SUBTOTAL:         $
                                                                    ----------


      all divided by
      --------------

      1.   Scheduled Debt                                   $
                                                            ----------

      2.   Plus:  Interest Expense                       +  $
           ----                                             ----------

      3.   Plus:  Operating Lease expense                +  $
           ----                                             ----------

      4.   Plus:  12-1/2% of Revolving Loans
           ----
           and L/C Obligations outstanding                + $
                                                            ----------

                                                  SUBTOTAL:      $
                                                                  ----------

      Actual Fixed Charge Coverage Ratio:                           to 1.0
                                                               ----

      Minimum Fixed Charge Coverage Ratio Required:            1.25 to 1.0


II.   CAPITAL EXPENDITURES (Section 8.13)

      Actual Capital Expenditures
      to date for fiscal year 19                           $
                                ---                         ----------

      Maximum aggregate Capital Expenditures
      permitted during each fiscal year                    $8,000,000


                                         C-4


III.  ACQUISITIONS (Subsection 8.11(f))

      Cash expenditures for Acquisitions
      to date for fiscal year 19                       $
                                ---                     -----------

      Cumulative cash expenditures for
      Acquisitions since November 3, 1997              $
                                                        -----------

      Maximum permitted on a cumulative basis since
      November 3, 1997 as of each fiscal yearend:

      Fiscal Year                                      Amount
      -----------                                      ------
      1998                                             $20,000,000
      1999                                             $45,000,000
      2000                                             $60,000,000
      2001                                             $70,000,000
      2002                                             $80,000,000

IV.   FOREIGN LOANS AND INVESTMENTS (Subsection 8.04(e))

      Total loans to and investments in foreign
      Affiliates and foreign Subsidiaries              $
                                                        -----------


      Maximum loans/investments permitted:

           Consolidated Net Worth $
           multiplied by .25       ------------     =  $
                                                        -----------

                                      EXHIBIT D

                        FORM OF OPINION OF BORROWER'S COUNSEL


                                                       [Date]


Bank of America National Trust and
  Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA 94103

           Re:  Western Staff Services (USA), Inc.
                and Western Medical Services, Inc.
                 ----------------------------------

Ladies and Gentlemen:

           Pursuant to subsection 5.01(f) of the Credit Agreement (the "Credit Agreement") dated as of March 4, 1998, among Western Staff Services, Inc., a California corporation ("WSS"), Western Medical Services, Inc. ("WMS" and together with WSS, collectively, the "BORROWERS" and individually, a "BORROWER"), each of the financial institutions party thereto (collectively, "Banks") and Bank of America National Trust and Savings Association, as agent for Banks (in such capacity, "AGENT"), we are giving our opinion as counsel for Borrowers and each of the Guarantors on certain matters set forth below.

           Terms defined in the Credit Agreement have the same meanings in this opinion.

           We have examined and relied upon such records, documents, certificates, opinions and other matters as are in our judgment necessary or appropriate to enable us to render the opinion expressed herein. Based on the foregoing, we are of the opinion that:

           1.  Each Borrower and each Guarantor:

               (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

               (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligation under, the Loan Documents;

               (c) is duly qualified as a foreign corporation and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

               (d) is in compliance with all Requirements of Law to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

           2. The execution, delivery and performance by the Borrowers and the Guarantors of the Credit Agreement and any other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

               (a) contravene the terms of any of that Person's Organization Documents;

               (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any

      Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

               (c)  violate any Requirement of Law.

           3. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower or any Guarantor of the Credit Agreement or any other Loan Document.

           4. The Credit Agreement and each other Loan Document to which any Borrower or any Guarantor is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

           5. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the undersigned, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower, any Guarantor, or any of their respective Properties which:

               (a) purport to affect or pertain to the Credit Agreement or any other Loan Document, or any of the transactions contemplated thereby; or

               (b) if determined adversely to any Borrower or any Guarantor, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Credit Agreement or any other Loan Document, or directing that the transactions provided therein not be consummated as therein provided.

           6. No Default or Event of Default exists or would result from the incurring of any Obligations by any Borrower or any Guarantor. None of the Borrowers or Guarantors is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01(e) of the Credit Agreement.

           7. None of the Borrowers, nor any Person controlling any Borrower, nor any subsidiary of any Borrower, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

           8. None of the Borrowers nor any ERISA Affiliate maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code. None of the Borrowers nor any ERISA Affiliate has ever contributed to any Multiemployer Plan.


                                          ------------------------------

                                      EXHIBIT E

                     FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT



           This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "ASSIGNMENT AND ACCEPTANCE") dated as of ______________, 199__ is made between _______________
______________________________ (the "ASSIGNOR") and __________________________
(the "ASSIGNEE").


                                       RECITALS

           WHEREAS, the Assignor is party to that certain
Credit Agreement dated as of March 4, 1998 (as amended, amended and restated, modified, supplemented or renewed, the "CREDIT AGREEMENT") among Western Staff Services (USA), Inc., a California corporation ("WSS"), Western Medical Services, Inc. ("WMS" and together with WSS, collectively, the "BORROWERS" and individually, a "BORROWER"), the several financial institutions from time to time party thereto (including the Assignor, the "BANKS"), Bank of America National Trust and Savings Association as agent for the Banks (the "AGENT"), and Bank of America National Trust and Savings Association as letter of credit issuing bank ("ISSUING BANK"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

           WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "COMMITTED LOANS") to the Borrowers in an aggregate amount not to exceed $__________ (the "COMMITMENT");

           WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrowers] [no Committed Loans are outstanding under the Credit Agreement];

           WHEREAS, [the Assignor has acquired a participation in the Issuing Bank's liability under Letters of Credit in an aggregate principal amount of $____________ (the "L/C OBLIGATIONS")] [no Letters of Credit are outstanding under the Credit Agreement]; and

           WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations,] in an amount equal to $__________ (the "ASSIGNED AMOUNT") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

           NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:


      1.   ASSIGNMENT AND ACCEPTANCE.

           (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) _____% (the "ASSIGNEE'S PERCENTAGE SHARE") of (A) the Commitment [and the Committed Loans and the L/C Obligations] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

           [IF APPROPRIATE, ADD PARAGRAPH SPECIFYING PAYMENT TO ASSIGNOR BY ASSIGNEE OF OUTSTANDING PRINCIPAL OF, ACCRUED INTEREST ON, AND FEES WITH RESPECT TO, COMMITTED LOANS AND L/C OBLIGATIONS ASSIGNED.]

           (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections _____ and _____ of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

           (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

           (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

      2.   PAYMENTS.

           (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

           (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 11.08(a) of the Credit Agreement.

      3.   REALLOCATION OF PAYMENTS.

      Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

      4.   INDEPENDENT CREDIT DECISION.

      The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 7.01(a) and (b) of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

      5.   EFFECTIVE DATE; NOTICES.

           (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 199__ (the "EFFECTIVE DATE"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

           (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

           (ii) the consent of the Borrower, the Issuing Bank and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 11.08(a) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

           (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

           (iv)  the processing fee referred to in Section 2(b) hereof and in
      Section 11.08(a) of the Credit Agreement shall have been paid to the Agent; and

           (v) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

           (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower, the Issuing Banks and the Agent for acknowledgement by the Agent, a Notice of Assignment substantially in the form attached hereto as SCHEDULE 1.

      6.   AGENT.

           (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

           [(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS AGENT]

      7.   WITHHOLDING TAX.

      The Assignee (a) represents and warrants to the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Agent or the Borrowers with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers prior to the time that the Agent or a Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      8.   REPRESENTATIONS AND WARRANTIES.

           (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and
(iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

           (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrowers, of any of their respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

           (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

      9.   FURTHER ASSURANCES.

      The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

      10.  MISCELLANEOUS.

           (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

           (b) All payments made hereunder shall be made without any set-off or counterclaim.

           (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

           (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

           (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

           (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

           [OTHER PROVISIONS TO BE ADDED AS MAY BE NEGOTIATED BETWEEN THE ASSIGNOR AND THE ASSIGNEE, PROVIDED THAT SUCH PROVISIONS ARE NOT INCONSISTENT WITH THE CREDIT AGREEMENT.]

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                                       [ASSIGNOR]


                                        By:
                                            -----------------------------------

                                        Title:
                                               --------------------------------


                                        By:
                                            -----------------------------------

                                        Title:
                                               --------------------------------

                                        Address:




                                                       [ASSIGNEE]



                                        By:
                                            -----------------------------------

                                        Title:
                                               --------------------------------



                                        By:
                                            -----------------------------------

                                        Title:
                                               --------------------------------

                                        Address:

                                      SCHEDULE 1

                         NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                                        , 19
                                                         ---------------    ---


Bank of America National Trust
  and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attn:  Agency Management Services #5596

Bank of America National Trust
  and Savings Association, as Issuing Bank
International Trade
Banking Division #5655
333 S. Beaudry Ave., 19th Floor
Los Angeles, CA  90017

Western Staff Services (USA), Inc.
301 Lennon Lane
Walnut Creek, CA 94598

Western Medical Services, Inc.
301 Lennon Lane
Walnut Creek, CA 94598

Ladies and Gentlemen:

      We refer to the Credit Agreement dated as of March 4, 1998 (as amended, amended and restated, modified, supplemented or renewed from time to time the "CREDIT AGREEMENT") among Western Staff Services (USA), Inc. ("WSS"), Western Medical Services, Inc. ("WMS" and together with WSS, collectively, the "BORROWERS" and individually, a "BORROWER"), the Banks referred to therein (the "BANKS"), Bank of America National Trust and Savings Association, as agent for the Banks (the "AGENT"), and Bank of America National Trust and Savings Association, as letter of credit issuing bank ("ISSUING BANK"). Terms defined in the Credit Agreement are used herein as therein defined.

      1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "ASSIGNOR") to _______________ (the
"ASSIGNEE") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor[,] [and] all outstanding Loans made by the Assignor [and the Assignor's participation in the Letters of Credit]) pursuant to the Assignment and Acceptance Agreement attached hereto (the "ASSIGNMENT AND ACCEPTANCE"). Before giving effect to such assignment the Assignor's Commitment is $ ___________, the aggregate amount of its outstanding Loans is $_____________, and its participation in L/C Obligations is $_____________.

      2. The Assignee agrees that, upon receiving the consent of the Agent, the Issuing Banks and, if applicable, the Borrowers, to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

      3.   The following administrative details apply to the Assignee:

           (A)   Notice Address:

                 Assignee name:
                                --------------------------

                 Address:
                           -------------------------------

                             -----------------------------

                             -----------------------------
                 Attention:
                             -----------------------------
                 Telephone:  (   )
                              ---  -----------------------
                 Telecopier: (   )
                              ---  -----------------------
                 Telex (Answerback):
                                     ---------------------

           (B)   Payment Instructions:

                 Account No.:
                               ---------------------------
                        At:
                               ---------------------------

                               ---------------------------

                               ---------------------------
                 Reference:
                               ---------------------------
                 Attention:
                               ---------------------------

      4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                        Very truly yours,

                                        [NAME OF ASSIGNOR]


                                        By:
                                             ---------------------------------
                                        Title:
                                                --------------------


                                        By:
                                             ---------------------------------
                                        Title:
                                                --------------------
                                        [NAME OF ASSIGNEE]

                                        By:
                                             ---------------------------------
                                        Title:
                                                --------------------

                                        By:
                                             ---------------------------------
                                        Title:
                                                --------------------

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


WESTERN STAFF SERVICES (USA), INC.


By:
     ---------------------------------
Title:
        --------------------


By:
     ---------------------------------
Title:
        --------------------

WESTERN MEDICAL SERVICES, INC.


By:
     ---------------------------------
Title:
        --------------------


By:
     ---------------------------------
Title:
        --------------------


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Agent


By:
     ---------------------------------
Title:
        --------------------

BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Issuing Bank


By:
     ---------------------------------
Title:
        --------------------

                                      EXHIBIT F

                                   FORM OF GUARANTY




                              [Attach copy of Guaranty]